Exhibit 10.10

TRIPLE NET SPACE LEASE

between

PACIFIC SHORES INVESTORS LLC,

as

LESSOR

and

PDL BIOPHARMA, INC.,

a Delaware corporation

as

LESSEE

for

PREMISES

at

Pacific Shores Center

BUILDING 9

1400 SEAPORT BOULEVARD

REDWOOD CITY, CALIFORNIA 94063

i

v

ARTICLE I

PARTIES

Section 1.01 Parties

This Lease, dated for reference purposes, and effective as of July 6, 2006, is made by and between PACIFIC SHORES INVESTORS LLC (“Lessor”) and PDL BIOPHARMA, INC., a Delaware corporation (“Lessee”).

ARTICLE II

PREMISES

Section 2.01 Demise of Premises

Lessor hereby leases to Lessee and Lessee leases from Lessor for the Lease Term, at the rental, and upon all of the terms and conditions set forth herein, certain space consisting of the entire two hundred eighty-three thousand and fifteen (283,015) rentable square foot building sometimes known as “Building 9” and commonly known as 1400 Seaport Boulevard, Redwood City, California 94063 (“Building 9”), which is one of ten free standing, office and research and development Project Buildings (“Project Buildings”) on real property situated in Redwood City, County of San Mateo, State of California and commonly known as Pacific Shores Center. The Premises are more particularly described and depicted herein in Exhibit “A.” The rentable square footage of the Premises, Building 9 and other Project Buildings (the “Rentable Area”) has been determined and certified by Lessor’s architect by a method described as “dripline,” whereby the measurement encompasses the outermost perimeter of the constructed building, including every projection thereof and all area beneath each such projection, whether or not enclosed, with no deduction for any inward deviation of structure and with the measurement being made floor by floor, but beginning from the top of Building 9. The Premises, the Project Buildings and appurtenances described herein, including Common Area (defined below), and all other improvements at Pacific Shores Center together with the land on which the same are located are together designated as the project (“Project”). Lessor and Lessee acknowledge that Lessor, as landlord, and Lessee, as tenant, are also parties to that certain Triple Net Space Lease of even date herewith (the “Building 10 Lease”) whereby Lessor leases to Lessee, and Lessee leased from Lessor, Building 10 (“Building 10”) in the Project.

Section 2.02 Common Area

As of the Commencement Date, and thereafter, during the Lease Term, Lessee shall have the non-exclusive right to use the Common Area defined herein. Lessor reserves the right to modify the Common Area, including increasing or reducing the size, adding additional Project Buildings, structures or other improvements or changing the use, configuration and elements thereof in its sole discretion and to close or restrict access from time to time for repair, maintenance or construction or to prevent a dedication thereof, provided that Lessee nonetheless (i) shall have reasonable access to parking and the Premises during such activities; and (ii) such modifications, when completed, shall not unreasonably interfere with or restrict Lessee’s possession and use of the Premises. Lessor further reserves the right to establish, repeal and amend from time to time non-discriminatory rules and regulations for the use of the Common

Area and to grant reciprocal easements or other rights to use the Common Area to owners of other property provided that no amendment to the rules and regulations shall unreasonably interfere with or restrict Lessee’s use of the Premises or the Common Area. “Common Area” means all portions of the Project other than the Project Buildings, including landscaping, sidewalks, walkways, driveways, curbs, parking lots (including striping), roadways within the Project, sprinkler systems, lighting, surface water drainage systems, an athletic facility to be available for use by Lessee’s employees (the “Athletic Facility”), as well as baseball and soccer fields, a water front park, and a perimeter walking/biking trial, and additional or different facilities as Lessor may from time to time designate or install or make available for the use by Lessee in common with others. Lessee’s use of the Common Areas shall be subject to any easements affecting the Project as of the date of this Lease. Subject to the rights of the other tenants or users of the Project and the need for Lessee to execute a license agreement therefor in the form attached hereto as Schedule 1, Lessee shall have the right to use portions of the Common Areas for the hosting of outdoor meetings, which meetings may include the use of tents and the catering and/or barbeque of food for such meetings. The location, time and manner of such meetings shall be subject to the prior written consent of Lessor, which consent shall not be unreasonably withheld.

Section 2.03 Parking

Lessor shall provide Lessee with three (3) parking spaces per one thousand (1,000) square feet of area within the Premises. In the event Lessor elects or is required by any law to limit or control parking at the Premises, whether by validation of parking tickets or any other method of assessment, Lessee agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Lessor. Lessor agrees that Lessee’s access to parking shall not be unreasonably limited beyond any requirement of law by any such rules and regulations. Parking shall be free of charge throughout the Lease Term (including any extensions thereof) except as provided for in Article VI (i.e., Operating Expenses payable hereunder) for reimbursement of repair, replacement and maintenance costs and expenses, and in Article IX for payment or reimbursement of any real property taxes including governmental or public authority charges, fees or impositions of any nature hereafter imposed, except as otherwise provided herein. Nothing herein shall prevent Lessee from allowing two (2) company vans, along with up to ten (10) cars of employees of Lessee on an occasional basis, to remain in the parking spaces for the Premises on an overnight basis.

Section 2.04 Athletic Facility

As of the Commencement Date, Lessee and its employees shall have access to the thirty-eight thousand (38,000) square foot Athletic Facility and all of the amenities thereof at no additional cost to Lessee or its employees, except that Lessee acknowledges that the cost of operating and maintaining the Athletic Facility will be an Operating Expense as described in Section 4.07 below.

ARTICLE III

TERM

Section 3.01 Lease Term

Subject to the terms of Section 3.02 below, the term of this Lease (“Lease Term”) shall be for one hundred and four (104) months, beginning on April 30, 2013 (the “Commencement Date”) and expiring, unless sooner terminated as provided for herein, on December 31, 2021 (“Expiration Date”). The parties shall execute a “Memorandum of Commencement of Lease Term” on the Commencement Date which shall be substantially in the form attached hereto as Exhibit “B”.

Section 3.02 Acceleration of Commencement Date. If that certain Sublease Agreement dated                     , 2006 (the “Openwave Sublease”) between Openwave, Inc.(“Openwave”), as sublessor, and Lessee, as sublessee, terminates for any reason other than a default by Lessee thereunder or a termination of that certain Triple Net Space Lease dated February 4, 2000 between Lessor, as lessor, and Openwave, as lessee by Lessor or Openwave pursuant to the terms of Article VIII or Article XIII thereof, then the Commencement Date of this Lease will be accelerated to be date on which the Openwave Sublease terminates, and the Lease Term shall be extended to begin on such accelerated Commencement Date, but still expire on the Expiration Date of December 31, 2021. During any portion of such extended Lease Term that precedes the originally intended Commencement Date (i.e., April 30, 2013), the monthly Base Rent due hereunder shall be as follows:

Time Period	Monthly Base Rent
1/1/07-12/31/07	$466,974.75
1/1/08-12/31/08	$483,318.86
1/1/09-12/31/09	$500,235.02
1/1/10-12/31/10	$517,743.24
1/1/11-12/31/11	$535,864.25
1/1/12-12/31/12	$554,619.49
1/1/13-4/29/13	$574,031.17

Section 3.03. Option to Extend.

(a) Exercise. Subject to the “Conditions to Extend” described in Section 3.03(d) below, Lessee is given two (2) options to extend the Lease Term (each, an “Option to Extend”) with respect to Building 9 for periods of five (5) years each (each, an “Extended Term”) following the date on which the initial Lease Term (or, in the case of the second Extended Term, the first Extended Term) would otherwise expire, which option may be exercised only by written notice (“Option Notice”) from Lessee to Lessor given not less than twelve (12) months nor more than fifteen (15) months prior to the end of the initial Lease Term or the first Extended Term, as relevant (“Option Exercise Date”).

(b) Extended Term Rent. In the event Lessee exercises any Option to Extend set forth herein, all the terms and conditions of this Lease shall continue to apply except that Lessee shall no longer have the future right to exercise the Option to Extend in question and the Base Rent payable by Lessee during the Extended Term shall be equal to the greater of (i) ninety-five percent (95%) of Fair Market Rent (defined below), as determined under subparagraph (c) below, or (ii) the monthly Base Rent paid by Lessee during the last year of the initial Lease Term or the first Extended Term, as relevant. “Fair Market Rent” shall mean the effective rate being charged (including periodic adjustments thereto as applicable during the period of the Extended Term, to the extent such adjustments are determined to be part of the Fair Market Rent), for comparable space in similar buildings in the vicinity, i.e. of a similar age and quality considering any recent renovations or modernization, and floor plate size or, if such comparable space is not available, adjustments shall be made in the determination of Fair Market Rent to reflect the age and quality of Building 9 and Premises as contrasted to other buildings used for comparison purposes, with similar amenities, taking into consideration: size, location, floor level, leasehold improvements or allowances provided or to be provided, term of the lease, extent of services to be provided, the time that the particular rate under consideration became or is to become effective, and any other relevant terms or conditions applicable to tenants.

(c) Determination of Fair Market Rent.

(i) Negotiation. If Lessee so exercises the Option to Extend in a timely manner, the parties shall then meet in good faith to negotiate the Base Rent for the Premises for the Extended Term during the first thirty (30) days after the date of the delivery by Lessee of the Option Notice (the “Negotiation Period”). If, during the Negotiation Period, the parties agree on the Base Rent applicable to the Premises for the Extended Term, then such agreed amount shall be the Base Rent payable by Lessee during the Extended Term.

(ii) Arbitration. In the event that the parties are unable to agree on the Base Rent for the Premises within the Negotiation Period, then within ten (10) days after the expiration of the Negotiation Period, each party shall separately designate to the other in writing an appraiser to make this determination. Each appraiser designated shall be a member of MAI and shall have at least ten (10) years experience in appraising commercial real property in Santa Clara County. The failure of either party to appoint an appraiser within the time allowed shall be deemed equivalent to appointing the appraiser appointed by the other party, who shall then determine the Fair Market Rent for the Premises for the Extended Term. Within five (5) business days of their appointment, the two designated appraisers shall jointly designate a third similarly qualified appraiser. Within thirty (30) days after their appointment, each of the two appointed appraisers shall submit to the third appraiser a sealed envelope containing such appointed appraiser’s good faith determination of the Fair Market Rent for the Premises for the Extended Term; concurrently with such delivery, each such appraiser shall deliver a copy of his or her determination to the other appraiser. The third appraiser shall within ten (10) days following receipt of such submissions, then determine which of the two appraisers’ determinations most closely reflects Fair Market Rent, as defined in Section 3.03(b) of this Lease. The determination most closely reflecting the third appraiser’s determination shall be deemed to be the Fair Market Rent for the Premises during the Extended Term; the third appraiser shall have no rights to adjust, amend or otherwise alter the determinations made by the appraisers selected by the parties, but must select one or the other of such appraisers’ submissions. The determination by such third appraiser shall be final and binding upon the parties. Said third appraiser shall, upon selecting the determination which most closely resembles Fair Market Rent, concurrently notify both parties hereto. The parties shall share the appraisal expenses equally. If the Extended Term begins prior to the determination of Fair Market Rent, Lessee shall pay monthly installments of Base Rent equal to one hundred three and one half percent (103.5%) of the monthly installment of Base Rent in effect for the last year of the initial Lease Term or the first Extended Term, as relevant (in lieu of “holdover rent” payable under Section 17.09(b)). Once a determination is made, any over payment or under payment shall be reimbursed as a credit against, or paid by adding to, the monthly installment of Base Rent next falling due.

(d) Conditions to Extend. Notwithstanding anything herein to the contrary, Lessee shall have no right to exercise Lessee’s Option to Extend hereunder, and any Option Notice delivered by Lessee shall be void and invalid if at the time Lessee delivers such notice any of the following conditions (collectively, the “Conditions to Extend”) are not satisfied both at the time such Option Notice is delivered and at the time the Extended Term in question is to commence: (i) Lessee has not assigned this Lease or the Building 10 Lease to any party other than an Affiliate (as defined in Section 11.02), during any time in which Lessor or any affiliate thereof owns Building 10 and the Building 10 Lease is in effect (ii) Lessee has not sublet more than fifty percent (50%) of the Premises to anyone other than an Affiliate, (iii) Lessee physically occupies at least fifty percent (50%) of the Premises, (iv) Lessor has delivered a written notice of default under this Lease or the Building 10 Lease and the default specified therein has not yet been cured, and (v) Lessor has not delivered a written notice to Lessee that Lessee has committed a monetary default under this Lease more than three (3) times during the Lease Term and delivered a written notice to Lessee that Lessee has committed a non-monetary default under this Lease more than one (1) time during the Lease Term.

ARTICLE IV

RENT: TRIPLE NET LEASE

Section 4.01 Base Rent

Lessee shall pay to Lessor monthly Base Rent, in advance, on the first day of each calendar month of the Lease Term, commencing on the Commencement Date (subject to the adjustment of the Commencement Date pursuant to the terms of Section 3.02 above), in the initial amount of Five Hundred Seventy-Four Thousand Thirty-One and 11/100 Dollars ($574,031.11) per month; but subject to increase pursuant to the terms of Section 4.02 below. Base Rent for any period during the Lease Term which is for less than one month shall be a pro rata portion of the monthly installment (based on the actual days in that month).

Section 4.02 Rent Adjustment

As of January 1, 2014, the Base Rent due hereunder shall adjust to Five Hundred Ninety-Four Thousand One Hundred Twenty-Two and 19/100 Dollars ($594,122.19). As of

June 1, 2014, the Base Rent shall further adjust to the higher of: (i) Five Hundred Ninety-Four Thousand One Hundred Twenty-Two and 19/100 Dollars ($594,122.19) or (ii) one hundred percent (100%) of the then existing Fair Market Rent (as determined pursuant to Sections 3.03(b) and (c)), but in no event higher than Seven Hundred Forty-Nine Thousand Nine Hundred Eighty-Nine and 75/100 Dollars ($749,989.75). Thereafter, the Base Rent due hereunder shall increase by escalations as determined in the Fair Market Rent determination, effective on January 1 of each remaining year of the Lease Term..

Section 4.03 Intentionally Deleted

Section 4.04 Absolute Triple Net Lease

This Lease is what is commonly called a “Absolute Triple Net Lease,” it being understood that Lessor shall receive the Base Rent set forth in Section 4.01 free and clear of any and all expenses, costs, impositions, taxes, assessments, liens or charges of any nature whatsoever. Lessee shall pay all rent in lawful money of the United States of America to Lessor at the notice address stated herein or to such other persons or at such other places as Lessor may designate in writing not later than ten (10) days before the due date specified for same without prior demand, set-off or deduction of any nature whatsoever. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by Lessee and that Lessee shall in no event be entitled to any abatement of or reduction in rent payable under this Lease, except as herein expressly provided in Articles VIII and XIII. Any present or future law to the contrary shall not alter this agreement of the parties.

Section 4.05 Additional Rent

In addition to the Base Rent reserved by Section 4.01, Lessee shall pay, beginning on the Commencement Date and continuing throughout the Lease Term as Additional Rent (i) 100% of amounts applicable solely to the Premises, and Lessee’s Share (as defined in Section 4.07(c) below) of amounts applicable to Building 9, the Project and the Common Area of all taxes, assessments, fees and other impositions payable by Lessee in accordance with the provisions of Article IX and insurance premiums in accordance with the provisions of Article VII, (ii) Lessee’s Share of Operating Expenses ( as defined below), and (iii) any other applicable charges, costs and expenses whether or not contemplated which may arise under any provision of this Lease during the Lease Term, as the same may be extended, plus a Management Fee to Lessor equal to two percent (2%) of the Base Rent. The Management Fee is due and payable, in advance, with each installment of Base Rent. All of such charges, costs, expenses, Management Fee and all other amounts payable by Lessee hereunder, shall constitute Additional Rent, and upon the failure of Lessee to pay any of such charges, costs or expenses, Lessor shall have the same rights and remedies as otherwise provided in this Lease for the failure of Lessee to pay Base Rent.

Section 4.06 Letter of Credit

(a) Deposit of Letter of Credit Security

Lessee shall deposit with Lessor, on or before the date that is three (3) business days after the date Lessee executes this Lease, an unconditional, irrevocable letter of credit (“Letter of Credit”) on a form acceptable to Lessor and, if required, Lessor’s lender(s), and in favor of Beneficiary (as defined below) in the amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) (the “Letter of Credit Security”). “Beneficiary,” as used herein refers to either: (x) Lessor as beneficiary, or (y) if required by Lessor’s lender(s), Lessor and Lessor’s lender(s) as co-beneficiaries under the Letter of Credit Security. The Letter of Credit Security shall: (i) be issued by a commercial money center bank reasonably satisfactory to Lessor with retail branches in San Francisco, California (the “Issuer”); (ii) be a standby, at-sight, irrevocable letter of credit; (iii) be payable to Beneficiary; (iv) permit multiple, partial draws , (v) provide that any draw on the Letter of Credit Security shall be made upon receipt by the Issuer of a sight draft accompanied by a letter from Lessor stating that Lessor is entitled, pursuant to the provisions of this Lease, to draw on the Letter of Credit Security in the amount of such draw; (vi) provide for automatic annual extensions, without amendment (so-called “evergreen” provision) with a final expiry date no sooner than ninety (90) days after the end of the Lease Term; (vii) provide that it is governed by the Uniform Customs and Practice for Documentary Credits (1993 revisions) International Chamber of Commerce Publication 500; and (viii) be cancelable if, and only if, Issuer delivers to Beneficiary no less than sixty (60) days advance written notice of Issuer’s intent to cancel. Lessee shall pay all costs, expenses, points and/or fees incurred by Lessee in obtaining the Letter of Credit Security.

(b) Lessor’s Right to Draw on Letter of Credit Security

The Letter of Credit Security shall be held by Lessor as security for the faithful performance by Lessee of all of the terms, covenants, and conditions of this Lease and, so long as Lessor or an affiliate thereof is the lessor under the Building 10 Lease and the Building 10 Lease is in effect, all of the terms, covenants and conditions of the Building 10 Lease, applicable to Lessee. Lessor shall have the immediate right to draw upon the Letter of Credit Security, in whole or in part and without prior notice to Lessee, other than as required under this Lease, at any time and from time to time: (i) if an Event of Lessee’s Default occurs under this Lease or, if Lessor or an affiliate thereof is the lessor under the Building 10 Lease and the Building 10 Lease is in effect, the Building 10 Lease (beyond any applicable notice and cure period), or (ii) Lessee either files a voluntary bankruptcy petition or an involuntary bankruptcy petition is filed against Lessee by an entity or entities other than Lessor, under 11 U.S.C. §101 et seq., or Lessee executes an assignment for the benefit of creditors. No condition or term of this Lease shall be deemed to render the Letter of Credit Security conditional, thereby justifying the Issuer of the Letter of Credit Security in failing to honor a drawing upon such Letter of Credit Security in a timely manner. The Letter of Credit Security and its proceeds shall constitute Lessor’s sole and separate property (and not Lessee’s property or, in the event of a bankruptcy filing by or against Lessee, property of Lessee’s bankruptcy estate) and Lessor may immediately upon any draw (and without notice to Lessee) apply or offset the proceeds of the Letter of Credit Security against: (A) any amounts payable by Lessee under the Lease that are not paid when due, after the expiration of any applicable notice and cure period; (B) all losses and damages that Lessor has suffered or may reasonably estimate that it may suffer as a result of an Event of Lessee’s Default under this Lease or the Building 10 Lease, including any damages arising under Section 1951.2 of the California Civil Code for rent due following termination of this Lease; (C) any costs incurred by Lessor in connection an Event of Lessee’s Default under this Lease (including attorney’s fees); and (D) any other amount that Lessor may spend or become obligated to spend by reason of an Event of Lessee’s Default under this Lease or the Building 10

Lease but in no event in excess of amounts to which the Lessor would be entitled under the law. If any portion of the Letter of Credit Security is so drawn upon or applied, Lessee shall, within five (5) business days after written demand therefore, deposit cash with Issuer in an amount sufficient to restore the Letter of Credit Security to its original amount. Tenant’s failure to do so shall be a Default by Lessee. It is expressly understood that Lessor shall be relying on Issuer rather than Lessee for the timely payment of proceeds under the Letter of Credit Security and the rights of Lessor pursuant to this Section are in addition to any rights which Lessor may have against Lessee pursuant to Article XII below. Lessor shall not be required to keep the proceeds from the Letter of Credit Security separate from Lessor’s general funds nor be deemed a trustee of same.

(c) Replacement Letter of Credit Security

If, for any reason whatsoever, the Letter of Credit Security becomes subject to cancellation or expiration during the Lease Term, within forty-five (45) days prior to expiration of the Letter of Credit Security, Lessee shall cause the Issuer or another bank satisfying the conditions of Section 4.06(a) above to issue and deliver to Lessor a Letter of Credit Security to replace the expiring Letter of Credit Security (the “Replacement Letter of Credit Security”). The Replacement Letter of Credit Security shall be in the same amount as the original Letter of Credit Security (or such reduced amount as provided by the terms of Section 4.06(g) of this Lease) and shall be on the terms and conditions set forth in items (A) through (D) above. Failure of Lessee to cause the Replacement Letter of Credit Security to be issued forty-five (45) days prior to the then pending expiration or cancellation shall entitle Lessor to fully draw down on the existing Letter of Credit Security and, at Lessor’s election, shall be an event of default under this Lease and/or the Building 10 Lease without any relevant notice and cure period.

(d) Transfer of Beneficiary

During the Lease Term Lessor may transfer its interest in the Lease or Lessor’s lender may change. Lessor may request a change to Beneficiary under the Letter of Credit Security to the successor of Lessor and/or Lessor’s lender (the “Transferee”). Lessee agrees to cooperate and to cause Issuer, at Lessor’s cost, to timely issue a new Letter of Credit Security on the same terms and conditions as the original Letter of Credit Security, except that the new Letter of Credit Security shall be payable to the Transferee. Lessor shall surrender the existing Letter of Credit Security to Lessee simultaneously with Lessee’s delivery of the new Letter of Credit Security to Transferee.

(e) Return of the Letter of Credit Security

If Lessee fully and faithfully performs every provision of this Lease to be performed by it, the Letter of Credit Security or any balance thereof shall be returned (without interest) to Lessee (or, at Lessee’s option, to the last assignee of Lessee’s interests hereunder) within thirty (30) days after the expiration or earlier termination of the Lease and after Lessee has vacated the Premises and surrendered possession; provided that if prior to the Lease Expiration Date a voluntary bankruptcy provision is filed by Lessee, or an involuntary bankruptcy is filed against Lessee by any of Lessee’s creditors other than Lessor, under 11

U.S.C. § 101 et seq., or Lessee executes an assignment for the benefit of creditors, then to the fullest extent permitted by law Lessor shall not be obligated to return the Letter of Credit Security or any proceeds of the Letter of Credit Security until all statutes of limitations for any preference avoidance statutes applicable to such bankruptcy or assignment for the benefit of creditors have elapsed or the bankruptcy court or assignee, whichever is applicable, has executed a binding release releasing Lessor of any and all liability for the preferential transfers relating to payments made under this Lease, and Lessor may retain and offset against any remaining Letter of Credit Security proceeds the full amount Lessor is required to pay to any third party on account of preferential transfers relating to this Lease. Lessor agrees it will cooperate in providing Issuer with a letter of cancellation or such other reasonable documentation as Issuer requests to effect the return and extinguishment of the credit issued under the Letter of Credit Security.

(f) Acknowledgment of Parties

Lessor and Lessee (a) acknowledge and agree that in no event or circumstance shall the Letter of Credit Security or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (b) acknowledge and agree that the Letter of Credit Security (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Lessee hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which a Lessor must refund a security deposit under a lease, and/or (ii) provide that a Lessor may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a Lessee or to clean the premises, it being agreed that Lessor may, in addition, claim those sums specified in this Section 4.06 and/or those sums reasonably necessary to compensate Lessor for any loss or damage caused by Lessee’s breach of this Lease, including any damages Lessor suffers.

(g) Scheduled Reduction in Letter of Credit Security.

Notwithstanding anything herein to the contrary, as of the eighth (8th) anniversary of the “Commencement Date” of the Building 10 Lease, the amount of the Letter of Credit Security shall be reduced to Seven Hundred Fifty Thousand Dollars ($750,000), provided that (i) at such time Lessor has not delivered a written notice of default by Lessee hereunder and such default has not yet been cured, and (ii) Lessor has not delivered to Lessee written notice that Lessee is in monetary default hereunder more than three (3) times and written notice that Lessee is in non-monetary default more than one (1) time during the Lease Term.

Section 4.07 Operating Expenses

(a) Definition

“Operating Expenses” shall mean and include those actual costs or expenses of the Premises, Building 9 or Project described in Articles VI, VII or IX, as well as all actual costs and expenses of every kind and nature paid or incurred by Lessor (whether obligated to do so or undertaken at Lessor’s discretion) in the ownership, operation, maintenance, repair and replacement of the Common Areas, including Common Area Project Buildings and improvements located within the Project as well as the Common Areas of Building 9. Such cost and expenses shall include, but not be limited to, costs of cleaning; lighting; maintaining, repairing and replacing all Common Area improvements and elements (replacing shall be deemed to include but not be limited to the replacement of light poles and fixtures, storm and sanitary sewers, parking lots, driveways and roads as well as the Building 9 elevators, stairways, floors and walls in the Common Area and Building 9, but not the Building 9 elements which are the responsibility of Lessor to maintain, repair and replace under this Lease), repairs to and maintenance of the structural and non-structural portions of the Athletic Facility; supplies, tools, equipment and materials used in the operation and maintenance of the Project; parking lot striping; removal of trash, rubbish, garbage and other refuse; painting; removal of graffiti; painting of exterior walls; landscaping; providing security to the extent Lessor determines in its sole discretion to do so(including security systems and/or systems designed to safeguard life or property against acts of God and/or criminal and/or negligent acts, and the costs of maintaining of same); personal property taxes; fire protection and fire hydrant charges (including fire protection system signaling devices, now or hereafter required, and the costs of maintaining of same); water and sewer charges; utility charges; license and permit fees necessary to operate and maintain the Project; the initial cost or the reasonable depreciation of equipment used solely in operating and maintaining the Common Areas which is expensed or amortized, respectively by Lessor in its good faith discretion using accounting practices commonly utilized in the commercial real estate industry, consistently applied and rent paid for leasing any such equipment; reasonable cost of on or off site storage space of any and all items used in conjunction with the operation, maintenance and management of the Project, including but not limited to tools, machinery, records, decorations, tables, benches, supplies and meters; the cost of and installation cost of any and all items which are installed for the purpose of reducing Operating Expenses, increasing building or public safety or which may be then required by governmental authority, laws, statutes, ordinances and/or regulations, a use privilege for the Athletic Facility equal to: (A) the product of 3,744 (Lessee’s Share of the Athletic Facility Square Footage) times the monthly Base Rent per square foot then due hereunder, plus (B) Lessee’s Share of the costs and expenses arising from the operation of same; total compensation and benefits (including premiums for workers’ compensation and other insurance) paid to or on behalf of Lessor’s employees, agents, consultants and contractors, including but not limited to full or part time on-site management or maintenance personnel, however, excluding any person with a title greater than property manager, for work performed at the Project.

Notwithstanding the above, if Lessee’s Share of the cost of any particular capital expenditure to the Project or Premises exceeds Fifty Thousand Dollars ($50,000), then such cost, together with interest thereon at the rate actually charged Lessor by any lender or, if no such interest is relevant, with interest thereon at an interest rate equal to the Bank of America prime rate plus two percent (2%), shall be amortized over its useful life, and the amount includible in Operating Expenses shall be limited to the monthly amortized cost thereof. The determination of what constitutes a capital expenditure and the useful life applicable thereto shall be made by Lessor in its good faith discretion using accounting practices commonly utilized in the commercial real estate industry, consistently applied

(b) Payment

Lessee shall pay Lessee’s Share of Operating Expenses, as Additional Rent, in monthly installments on the first day of each month in an amount set forth in a written estimate by Lessor. Within ninety (90) days after the end of each calendar year, Lessor shall furnish to Lessee a statement (hereinafter referred to as “Lessor’s Statement”) of the actual amount of Lessee’s Share of such Operating Expenses for such period. Within thirty (30) days after receipt thereof, Lessee shall pay to Lessor, as Additional Rent, or Lessor shall apply as a credit to Additional Rent next falling due (or if the Lease Term has expired or terminated and there remains no money due to Lessor, remit to Lessee), as the case may be, the difference between the estimated amounts paid by Lessee and the actual amount of Lessee’s Share of Operating Expenses for such period as shown by such Lessor’s Statement. Lessee’s Share of Operating Expenses for the ensuing estimation period shall be adjusted upward or downward based upon Lessor’s Statement.

(c) Lessee’s Share

For purposes hereof, “Lessee’s Share” shall mean (i) as to amounts allocable solely to Building 9 (and with respect to real property tax, also to the legal parcel in which Building 9 is located), one hundred percent (100%), and (ii) as to amounts allocable to the Project or Project Common Area, the Rentable Area of the Premises divided by the Rentable Area of all Project Buildings at the Project (irrespective of whether they are rented). Subject to being increased or decreased (in an amount Lessor shall, in good faith, determine), upon the increase or reduction in the Rentable Area of the Premises and the Project, respectively, Lessee’s Share for each of the Building 9 items shall be 100% and Lessee’s Share of Project items shall be sixteen and ninety-three hundredths percent (16.93%). The Rentable Area of all Project Buildings at the Project shall not be reduced for vacancies in the ordinary course of business.

(d) Exclusions

For purposes of this Lease, the term Operating Expenses shall not include (and Lessee shall have no liability for) any of the following:

(i) any expenses incurred by Lessor for the sole benefit of Lessee, which expenses are reimbursed by Lessee pursuant to the other terms of this Lease,

(ii) any expenses incurred by Lessor for the benefit of the other tenants of the Project, but not Lessee, which expenses are in fact reimbursed by such other tenant(s),

(iii) any payments of points, interest or principal relating to any debt secured by Building 9 or the Project,

(iv) costs associated with the operation of the business of the ownership or entity which constitutes “Lessor,” as distinguished from the costs of Project operations, including, but not limited to, partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Lessee may be in issue), costs of selling syndicating, financing, mortgaging or hypothecating any of Lessor’s interest in the Project, costs of any disputes between Lessor and its employee (if any) not engaged in Project operation, or outside fees paid in connection with disputes with other tenants,

(v) Legal fees, space planners’ fees, real estate brokers’ leasing commissions, and advertising expenses incurred in connection with leasing of the Project Buildings,

(vi) Costs for which Lessor is reimbursed by its insurance carrier or any tenant’s insurance carrier,

(vii) any bad debt loss, rent loss or reserves for bad debts or rent loss,

(viii) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project,

(ix) costs of a capital nature, including, without limitation, capital improvements and replacements, capital repairs, capital equipment and capital tools, unless such costs are amortized pursuant to the terms of Subsection 4.07(a) above,

(x) any interest or late fee resulting from any failure of Lessor to pay any item of Operating Expense when it would have been due without such interest or late fee, provided, however, that nothing herein shall be deemed from precluding Lessor from passing through to Lessee as an Operating

Expense any cost associated with paying Operating Expenses on any permitted installment or other periodic basis, even if such payment basis results in an increase in the Operating Expense in question,

(xi) overhead and profit increment paid to Lessor or to subsidiaries or affiliates of Lessor for such services in the Building to the extent the same exceeds the costs of such services rendered by unaffiliated third parties on a competitive basis.

It is understood that Operating Expenses shall be reduced by all cash discounts, trade discounts, or quantity discounts received by Lessor or Lessor’s managing agent in the purchase of any goods, utilities, or services in connection with the operation of the Project. In the calculation of any expenses hereunder, it is understood that Lessor will not charge Lessee more than one hundred percent (100%) of any Operating Expense due hereunder. Lessor shall use its best efforts to effect an equitable proration of bills for services rendered to Building 9 and to any other property owned by Lessor.

Section 4.08 Lessee’s Right to Review Supporting Data

(a) Exercise of Right by Lessee

Provided that Lessor has not delivered to Lessee written notice of any default by Lessee hereunder, which default has not then been cured, and provided further that Lessee strictly complies with the provisions of this Section 4.08, Lessee shall have the right to reasonably review supporting data for any portion of a Lessor’s Statement that Lessee believes may be incorrect. In order for Lessee to exercise its right under this Section 4.08, Lessee shall, within: (i) forty-five (45) days after any Lessor’s Statement is received, if Lessor includes a copy of Lessor’s general ledger for Building 9 with such Lessor’s Statement, or (ii) ninety (90) days after Lessor’s Statement is received, in all other events, deliver a written notice to Lessor specifying the portions of the Lessor’s Statement that it believes to be incorrect, and Lessee shall simultaneously pay to Lessor all amounts due from Lessee to Lessor as specified in the Lessor’s Statement, if applicable. Except as expressly set forth in subparagraph (c) below, in no event shall Lessee be entitled to withhold, deduct, or offset any monetary obligation of Lessee to Lessor under the Lease including, without limitation, Lessee’s obligation to make all Base Rent payments and all payments for Additional Rent, pending the completion of, and regardless of the results of, any review under this Section 4.08. The right to review granted to Lessee under this Section 4.08 may only be exercised once for any Lessor’s Statement, and if Lessee fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Lessee under this Section 4.08 for a particular Lessor’s Statement shall be deemed waived.

(b) Procedures for Review

Lessee acknowledges that Lessor maintains its records for Building 9 and the Project at its offices in San Francisco, and Lessee therefore agrees that any review of supporting data under this Section shall occur at such location. Any review to be conducted under this Section shall be at the sole expense of Lessee, except as otherwise provided herein, below, and shall be conducted by an independent (i.e., not then engaged by Lessee for any other purposes) firm of certified public accountants on a non-contingency fee basis. Lessee acknowledges and agrees that any supporting data reviewed under this Section shall constitute confidential information of Lessor, which shall not be disclosed to anyone other than the accountants of national standing performing the review and the principals or other employees or counsel of Lessee who receive the results of the review. Except to the extent (i) required by law, (ii) in connection with any legal proceeding concerning this Lease, or (iii) if such information or results are otherwise publicly available, the disclosure of such information or results of the review to any other person by Lessee or any person or entity who received such information from or on behalf of Lessee shall constitute a material breach of this Lease.

(c) Finding of Error

Any errors disclosed by the review of supporting data under this Section shall be promptly corrected, provided that Lessor shall have the right to cause another review of the supporting data to be made by an independent (i.e., not then engaged by Lessor for any other purposes) firm of certified public accountants of Lessor’s choice. If the results of the review of the supporting data, taking into account (if applicable) the results of any additional review caused by Lessor, reveal that Lessee has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Lessee’s subsequent installment obligations to pay its share of Additional Rent or, if the Lease has terminated or expired, in cash within thirty (30) days after the determination of overpayment is received by Lessor. In the event that such results show that Lessee has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Lessee to Lessor with the next succeeding installment obligation of Additional Rent or, if this Lease has terminated or expired, in cash within thirty (30) days after the determination of underpayment is received by Lessee. Each party shall pay all the costs, and expenses of its chosen accounting firm; provided, however, if Lessor and Lessee determine that Operating Expenses for the Project for the year in question were less than those stated in Lessor’s Statement by more than five percent (5%), Lessor shall reimburse Lessee for the reasonable amounts paid by Lessee to third parties in connection with such review. If Lessor and Lessee determine that Operating Expenses for the Project in the year in question were not less than those stated in Lessor’s Statement by more than five percent (5%), then Lessee shall reimburse Lessor for the reasonable amounts paid by Lessor to third parties in connection with such review.

(d) Effect of Lessee’s Default. In the event that Lessor has delivered a written notice of default to Lessee hereunder and such default then remains uncured during the pendency of a review of records under this Section, said right to review shall immediately cease and the matters originally set forth in Lessor’s Statement shall be deemed to be correct.

ARTICLE V

USE

Section 5.01 Permitted Use and Limitations on Use

(a) The Premises shall be used and occupied only for general office purposes, research and development, laboratory, biopharmaceutical research (including without limitation, vivarium and animal colony facilities for rodents only, small scale pilot fermentation and other pilot plant facilities) and other related legal uses and for no other use without Lessor’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed so long as such use is lawful and does not conflict with any other provision of this Lease, including, without limitation, the restrictions set forth in the following provisions of this Section. Lessee shall not use, suffer or permit the use of the Premises in any manner that will tend to constitute waste, nuisance or unlawful acts or void any warranties that Lessor has received with respect to Building 9, provided that biological and chemical and other waste generated and disposed of in the ordinary course of business for the permitted uses in full and timely compliance with all applicable laws shall not be deemed a violation of this Section 5.01. In no event shall it be unreasonable for Lessor to withhold its consent as to uses other than those expressly permitted above which it determines would tend to materially increase the wear of the Premises or any part thereof or increase the potential liability of Lessor or decrease the marketability, financeability, leaseability or value of the Premises or Project. Lessee shall not do anything in or about the Premises which will (i) cause structural injury to Building 9 or Premises, or (ii) cause damage to any part of Building 9 or Premises except to the extent reasonably necessary for the installation of Lessee’s trade fixtures and Lessee’s Alterations, and then only in a manner and to the extent consistent with this Lease. Lessee shall not operate any equipment within Building 9 or

Premises which will (A) materially damage Building 9 or the Common Area, (B) overload existing electrical systems or other mechanical equipment servicing Building 9, (C) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning (“HVAC”) equipment within or servicing Building 9, (D) damage, overload or corrode the sanitary sewer system, or (E) damage the Common Area or any other part of the Project. Lessee shall not do any of the following in excess of the load limits for which such items are designed (based on structural reinforcements to be constructed by Lessee as part of Lessee’s alterations to the Premises): attach, hand or suspend anything from the ceiling, roof, walls or columns of Building 9 or set any load on the floor. Lessee shall not operate hard wheel forklifts within the Premises. Any dust, fumes, or waste products generated by Lessee’s use of the Premises shall be contained and disposed so that they do not (1) create an unreasonable fire or health hazard, (2) damage the Premises, or (3) result in the violation of any law. Except as approved by Lessor, Lessee shall not change the exterior of Building 9, or the outside area of the Premises, or install any equipment or antennas on or make any penetrations of the exterior or roof of Building 9. Lessee shall not conduct, on any portion of the Premises, any sale of any kind (but nothing herein is meant to prohibit sales and marketing activities of Lessee’s products and services in the normal course of business consistent with the permitted uses), including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale, and any such sale shall be an immediate event of default hereunder without the benefit of a notice and cure period from Lessor, notwithstanding anything to the contrary in this Lease. No materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain within the outside areas of the Premises except in fully fenced and screened areas outside Building 9 which have been designed for such purpose and have been approved in writing by Lessor for such use by Lessee and for which Lessee has obtained all appropriate permits from governmental agencies having jurisdiction over such articles. Lessee shall also reimburse Lessor for any increased premiums or additional insurance which Lessor reasonably deems necessary as a result of Lessee’s use of the Premises.

Section 5.02 Compliance with Laws

Lessor represents and warrants to Lessee that Building 9 was constructed in accordance with all applicable laws, codes and regulations in effect as of the date Building 9 was built. Except for any work necessary as a result of the inaccuracy of the foregoing representation and warranty, Lessee shall, at Lessee’s cost and expense, comply promptly with all statutes, ordinances, codes, rules, regulations, orders, covenants and restrictions of record, and requirements applicable to the Premises and Lessee’s use and occupancy of same in effect during any part of the Lease Term, whether the same are presently foreseeable or not, and without regard to the cost or expense of compliance provided that any Alteration(s) required for compliance shall be subject to the provisions of this Lease. By executing this Lease, Lessee acknowledges that it has reviewed and satisfied itself as to its compliance, or intended compliance with the applicable zoning and permit requirements, hazardous materials and waste requirements, and all other statutes, laws, or ordinances relevant to the uses stated in Section 5.01, above, or the occupancy of the Premises.

Section 5.03 Condition of Premises at Commencement Date

Lessee hereby accepts the Premises in their condition existing as of the date the Premises is delivered to Lessee, “AS-IS” and “WITH ALL FAULTS” subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use and condition of the Premises, and any covenants or restrictions, liens, encumbrances and title exceptions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee’s business, except as otherwise provided herein.

Section 5.04 Intentionally Deleted

Section 5.05 Building Security

Lessee acknowledges and agrees that it assumes sole responsibility for security at the Premises for its agents, employees, invitees, licensees, contractors, guests and visitors and will provide such systems and personnel for same including, without limitation, while such person(s) are using the Common Area, as it deems necessary or appropriate and at its sole cost and expense. Lessor shall have absolutely no liability whatsoever with respect to the security of Lessee’s agents, employees, invitees or contractors or their respective personal property at the Project, except to the extent that liability to such parties arises out of the intentional misconduct of Lessor or Lessor’s agents, employees, invitees or contractors. Lessee acknowledges and agrees that Lessor does not intend to provide any security system or security personnel at the Premises or Project, including, without limitation, at the Common Area, provided, however, that nothing herein shall be deemed to prevent Lessor from providing such system or personnel in the future, the cost of which will be included in those items for which Lessee pays additional rent.

Section 5.06 Rules and Regulations

Lessor may from time to time promulgate reasonable and nondiscriminatory rules and regulations applicable for the care and orderly management of the Premises, the Project and/or its Common Area. Such rules and regulations shall be binding upon Lessee upon delivery of a copy thereof to Lessee, and Lessee agrees to abide by such rules and regulations. A copy of the initial Rules and Regulations is attached hereto as Exhibit “I.” If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Lessor shall not be responsible for the violation of any such rules and regulations by any person, including, without limitation, Lessee or its employees, agents, invitees, licensees, guests, visitors or contractors.

ARTICLE VI

MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01 Maintenance of Premises and Building

(a) Throughout the Lease Term, Lessee, at its sole cost and expense, shall keep, maintain, repair and replace the Premises and every part thereof (except as provided in 6.01(b), Article VIII (Damage and Destruction), Article XIII (Eminent Domain) and also, except for uninsured maintenance, repairs or replacement costs caused solely by an act of gross negligence or intentional misconduct by Lessor, or its employees, agents or contractors during the Lease Term), maintain and repair all improvements and appurtenances in the Premises, including, without limitation, all interior walls, all doors and windows, all wall surfaces and floor coverings, all Alterations, additions and improvements installed by or on behalf of Lessee during the Lease Term, all sewer, plumbing, electrical, lighting, heating, ventilation and cooling systems and fixtures, fire sprinklers, fire safety and security systems and fixtures and all wiring and glazing, in the same good order, condition and repair as they are in on the Commencement Date, or may be improved during the Lease Term, reasonable wear and tear excepted, provided that such wear and tear could not have been reasonably prevented by best maintenance practices customarily used in the Project.

(b) Lessor, at its sole cost and expense, shall (i) repair defects, latent and patent, in Building 9 (including all exterior glass which is damaged by structural defects in exterior walls), and keep, maintain, repair and, if deemed necessary by Lessor, replace (ii) (a) supporting pillars, (b) structural walls, (c) the structural portions of Building 9 (including, but not limited to, the roof and window systems, provided that Lessee, and not Lessor, shall be responsible for washing the windows, and Lessee shall be responsible for Lessee’s Share of any costs incurred by Lessee in repairing, maintaining or replacing the roof membrane of Building 9 as an Operating Expense) and (d) foundations of Building 9. Notwithstanding the foregoing, subject to the terms of Section 7.06 hereof, if the need for such repair is caused by Lessee, Lessor shall, at Lessee’s sole cost and expense, repair same. Lessee shall give Lessor written notice of any needed repairs which are the obligation of Lessor hereunder. It shall then be the obligation of Lessor, after receipt of such notice, to perform the same within fifteen (15) business days after such notice (or, if the condition in need of repair constitutes an emergency which is causing imminent and material risk of damage or injury to persons or property at Building 9, Lessor must perform such repair within five (5) business days after receipt of such notice); provided, however, that if the nature of the repairs is such that more than fifteen (15) business days (or, in the case of the emergency repairs described above, five (5) business days) are reasonably required for performance, then Lessor shall not be deemed to be in default hereunder if Lessor commences such repairs within said fifteen (15) business day period and thereafter diligently completes them and provided further, that for purposes of this sentence “commences” includes any steps taken by Lessor to investigate, design, consult, bid or seek permit or other governmental approval in connection with such repair. Should Lessor default as provided in Section 12.03 with respect to its obligation to make any of the repairs assumed by it hereunder with respect to the Premises or Building 9, Lessee shall have the right to perform such repairs and Lessor agrees that within thirty (30) days after written demand accompanied by detailed invoice(s), it shall pay to Lessee the cost of any such repairs together with accrued interest from the date of Lessee’s payment at the Agreed Rate. Lessor shall not be liable to Lessee for any damage to person or property as a result of any failure to timely perform any of its obligations with respect to the repair, maintenance or replacement of the Premises, Project Buildings or Project or any part thereof, and Lessee’s sole right and remedy (together with its rights under Section 12.03 below) shall be the performance of said repairs by Lessee with right of reimbursement from Lessor of the reasonable fair market cost of said repairs, not exceeding the out of pocket sums actually expended by Lessee, together with accrued interest from the date of Lessee’s payment at the Agreed Rate, provided that nothing herein shall be deemed to create a right of setoff or withholding by Lessee of Base Rent or Additional Rent or any other amounts due herein. Lessee hereby expressly waives all rights under and benefits of Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect to make repairs and offset the cost of same against rent or to withhold or delay any payment of rent or any other of its obligations hereunder as a result of any default by Lessor under this Section 6.01(b).

(c) Lessee agrees to keep the Premises, both inside and out, clean and in sanitary condition as required by the health, sanitary and police ordinances and regulations of any political subdivision having jurisdiction and to remove all trash and debris which may be found in or around the Premises. Lessee further agrees to keep the interior surfaces of the Premises, including, without limitation, windows, floors, walls, doors, showcases and fixtures clean and neat in appearance.

(d) If Lessee refuses or neglects to commence such repairs and/or maintenance for which Lessee is responsible under this Article VI within a ten (10) business day period (or as soon as practical and in no event later than five (5) days, if the failure to initiate the repair threatens to cause further damage to the Premises) after written notice from Lessor and thereafter diligently prosecute the same to completion, then Lessor may enter the Premises (except in an emergency, upon at least 24 hours advance written notice) during Lessee’s business hours and cause such repairs and/or maintenance to be made. Lessor shall not be responsible to Lessee for any loss or damage occasioned thereby other than physical damage to the Premises caused by the negligence of Lessor or Lesson’s agents, employees or contractors which damage Lessor shall repair at its sole cost as Lessor’s sole obligation and Lessee’s sole right and remedy with respect to such damage. Lessee agrees that upon demand, it shall pay to Lessor the reasonable cost of any such repairs subject to the terms of the preceding sentence, not exceeding the amount of out-of-pocket expenses actually expended by Lessor, together with accrued interest from the date of Lessor’s payment at the Agreed Rate. Notwithstanding anything to the contrary contained herein, above, if Lessor elects to enter the Premises as permitted herein, above, it shall use commercially reasonable efforts to minimize any interference with Lessee’s business at the Premises.

Section 6.02 Maintenance of Project Common Areas

Lessor shall maintain, repair and replace all landscape, hardscape and other improvements within the Project Common Area and shall operate and manage the Athletic Facility and other Project Common Area features and facilities described in Section 2.02 including, without limitation, all landscape, hardscape and other improvements within the outside areas of Building 9 and the other Project Buildings located within the Project, including without limitation, landscaping, curbs, walkways, driveways, roadways, parking areas and lighting, sprinkler, drainage, sewer, plumbing systems. Notwithstanding the foregoing, subject to the terms of Section 7.06 below, any damage thereto, except for normal wear, caused by Lessee or its employees, agents, contractors, invitees or visitors shall be repaired by Lessor and the cost thereof shall be paid by Lessee within ten (10) days after presentation of Lessor’s bill for same. The cost and expense of Lessor’s obligations hereunder shall be Operating Expenses as to which Lessee shall pay Lessee’s Share pursuant to Section 4.05 (except as otherwise provided herein); provided, however, that Lessor’s obligation under this Section 6.02(b) in any instance where the damage, other than normal wear and tear, was caused by Lessor or its employees, agents or contractors shall not be recovered by Lessor from Lessee as an Operating Expense or in any other manner. Notwithstanding anything to the contrary contained herein, Lessee shall not be responsible for any cost or expense pertaining solely to another Project Building, except for costs or expenses pertaining to any Project Buildings which provide amenities for the Project or any Project Building in which Lessee is a tenant.

Section 6.03 Alterations, Additions and Improvements

No alterations, additions, or improvements (“Alterations”) shall be made to the Premises by Lessee without the prior written consent of Lessor, which Lessor will not unreasonably withhold, condition or delay; provided, however, that Lessee may make Alterations which do not affect the Building systems, exterior appearance or structural integrity of Building 9, involve penetration of either the ceiling or floor of Building 9 and which do not collectively exceed One Hundred Thousand Dollars ($100,000) in cost within any twelve (12) month period, without Lessor’s prior written consent; provided, further, that Lessee gives Lessor prior notice of such alterations (which notice shall include the estimated value of such alterations) and such alterations are otherwise performed in accordance with the terms of this Lease. As a condition to Lessor’s obligation to consider any request for consent hereunder, Lessee shall pay Lessor upon demand for the reasonable out of pocket costs and expenses of consultants, engineers, architects and others (exclusive of property management personnel for reviewing plans and specifications. Lessor may require Lessee to remove any such Alterations at the expiration or sooner termination of the Lease Term and to restore the Premises to their prior condition pursuant to the terms of Section 17.09 hereof; provided that: (i) Lessor shall make such election, if at all, at the time consent to such Alteration is given, if such election is requested in writing of Lessor at such time by Lessee, or if Lessor’s consent to such Alteration is not required, then Lessor shall make such election within 30 days following a written request of Lessor by Lessee, and (ii) in any event, at the end of the Lease Term or earlier termination of the Lease, Lessee shall remove from the Premises the equipment listed as “Equipment To Be Removed” on Schedule 3 attached hereto (the “Removal Obligations Schedule”), and shall surrender to Lessor, and have no obligation to remove, the equipment listed as “Equipment Left In Place” on the Removal Obligations Schedule. Lessee shall furnish security or make other arrangement satisfactory to Lessor to assure payment for the completion of all Alterations work free and clear of liens. All Alterations to be made to the Premises shall be made under the supervision of a competent, California licensed architect and/or competent California licensed structural engineer (each of whom has been approved by Lessor) and shall be made in accordance with plans and specifications which have been furnished to and approved by Lessor in writing prior to commencement of work. All Alterations shall be designed, constructed and installed at the sole cost and expense of Lessee by California licensed architects, engineers, and contractors approved by Lessor in compliance with all applicable law, and in good and workmanlike manner, and shall have been approved in writing by Redwood City and any other applicable governmental agencies, if so required. Such approvals shall not be unreasonably withheld, conditioned or delayed by Lessor. Except as is provided for in the Removal Obligations Schedule, subject to Lessor’s right to have Lessee retain ownership and remove same, any Alteration, including, without limitation, all lighting, electrical, heating, ventilation, air conditioning and full height partitioning, drapery and carpeting installations made by Lessee, together with all property that has become an integral part of the Premises such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems and any power generator and transfer switches, shall not be deemed trade fixtures and shall become the property of Lessor at the expiration or sooner termination of the Lease, unless Lessor directs otherwise. Lessee shall retain title to all furniture and trade fixtures placed on the Premises. Within thirty (30) days after completion of any Alteration, Lessee shall provide Lessor with a complete set of both hard copies and CAD drawings of “as built” plans for same.

Section 6.04 Covenant Against Liens

Lessee shall not allow any liens arising from any act or omission of Lessee to exist, attach to, be placed on, or encumber Lessor’s or Lessee’s interest in the Premises, Building 9 or Project, or any portion of either, by operation of law or otherwise. Lessee shall not suffer or permit any lien of mechanics, material suppliers, or others to be placed against the Premises, Building 9 or Project, or any portion of either, with respect to work or services performed or claimed to have been performed for Lessee or materials furnished or claimed to have been furnished to Lessee or the Premises. Lessor has the right at all times to post and keep posted on the Premises any notice that it considers necessary for protection from such liens. At least ten (10) days before beginning construction of any Alteration, Lessee shall give Lessor written notice of the expected commencement date of that construction to permit Lessor to post and record a notice of nonresponsibility. If any such lien attaches or Lessee receives notice of any such lien, Lessee shall cause the lien to be immediately released and removed of record by payment or bond. Despite any other provision of this Lease, if the lien is not released and removed within twenty (20) days after Lessor delivers notice of the lien to Lessee, Lessor may immediately take all action necessary to release and remove the lien, without any duty to investigate the validity of it. All expenses (including reasonable attorney fees and the cost of any bond) incurred by Lessor in connection with a lien incurred by Lessee or its removal shall be considered Additional Rent under this Lease and be immediately due and payable by Lessee. Notwithstanding the foregoing, if Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend and protect itself, Lessor and the Premises, Building 9 and Project against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to one hundred fifty percent (150%) of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in or is made a party to any such action, Lessee shall reimburse Lessor’s reasonable attorneys’ fees and costs within ten (10) days after demand.

ARTICLE VII

INSURANCE

Section 7.01 Property/Rental Insurance for Premises

At all times during the Lease Term, Lessor shall keep Building 9, any tenant improvements or Alterations made by Lessee therein and the Project insured against loss or damage by fire and those risks normally included in the term “all risk,” extended coverage, fire and casualty insurance, including, without limitation, coverage for (i) earthquake and earthquake sprinkler leakage, (ii) flood, (iii) loss of rents and extra expense for eighteen (18) months, including scheduled rent increases, (iv) boiler and machinery, and (v) fire damage legal liability, including waiver of subrogation. Lessee shall pay Lessee’s Share of any deductibles. The amount of such insurance shall not be less than 100% of replacement cost. Insurance shall include a Building Ordinance and Increased Cost of Construction Endorsement insuring the increased cost of reconstructing the Premises incurred due to the need to comply with applicable statutes, ordinances and requirements of all municipal, state and federal authorities now in force, which or may be in force hereafter. Any recovery received from said insurance policy shall be paid to Lessor and thereafter applied by Lessor to the reconstruction of the Premises in accordance with the provisions of Article VIII below. Lessee, as part of the Operating Expenses, shall reimburse Lessor for Lessee’s Share of the cost of the premiums for all such insurance in accordance with Article IV. Such reimbursement shall be made within fifteen (15) days of Lessee’s receipt of a copy of Lessor’s statement therefore. To the extent commercially available in Lessor’s reasonable business judgment, Lessor’s insurance shall have a deductible not greater than fifteen percent (15%) for earthquake and ten percent (10%) for the basic “all risk” coverage.

Notwithstanding the foregoing, Lessee may, at Lessee’s election, maintain at Lessee’s sole cost and expense a separate, additional policy of insurance insuring the Improvements or Alterations made by Lessee against loss or damage by fire and those risks normally included in the term “all risk,” extended coverage, fire and casualty insurance. Any recovery received from said insurance policy shall be paid to Lessee in accordance with the provisions of Article VIII below.

Section 7.02 Property Insurance for Fixtures and Inventory

At all times during the Lease Term, Lessee shall, at its sole expense, maintain fire and casualty insurance with “all risk” coverage which includes the same coverage as required of Lessor in Section 7.01, above, on any trade fixtures, furnishings, merchandise, equipment, artwork or other personal property, whether or not presented to Lessor for its consent in or on the Premises, whether in place as of the date hereof or installed hereafter. The amount of such insurance shall not be less than one hundred percent (100%) of the replacement cost thereof with commercially reasonable deductibles, and Lessor shall not have any responsibility nor pay any cost for maintaining any types of such insurance. Lessee shall pay all deductibles.

Section 7.03 Lessor’s Liability Insurance

During the Lease Term, Lessor shall maintain a policy or policies of commercial general liability insurance naming Lessor (and such others as designated by Lessor) against claims and liability for bodily injury, personal injury and property damage on or about the Premises and Project, with combined single limit coverage in an amount determined by Lessor in its sole discretion (which amount is currently Fifty Million Dollars ($50,000,000.00)); provided that if such policy is a blanket policy that covers properties (other than the Project) owned by Lessor, only that portion allocable to the Project shall be payable hereunder. Lessee, in addition to the rent and other charges provided herein, agrees to pay Lessee’s Share of the premiums for all such insurance in accordance with Article IV.

Section 7.04 Liability Insurance Carried by Lessee

At all times during the Lease Term (and any holdover period) Lessee shall obtain and keep in force a commercial general liability policy of insurance protecting Lessee, Lessor and any lender(s) whose names are provided to Lessee as additional insureds against claims and liability for bodily injury, personal injury and property damage based upon involving or arising out of ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing a single limit coverage in amount of not less than Ten Million Dollars ($10,000,000) per occurrence. The limits of said insurance required by this Lease as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by the Lessee shall be primary to and not contributory with, any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only. Lessor may require Lessee’s liability insurance policy limits to be raised to conform with requirements of Lessor’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project.

Section 7.05 Proof of Insurance

Lessee shall furnish to Lessor prior to the Commencement Date, and during the Lease Term, at least thirty (30) days prior to the expiration date of any policy, certificates indicating that the property insurance and liability insurance required to be maintained by Lessee is in full force and effect for the twelve (12) month period following such expiration date; that Lessor has been named as an additional insured to the extent of contractual liability assumed in Section 7.07 and Section 7.08 and that all such policies will not be canceled unless thirty (30) days’ prior written notice of the proposed cancellation has been given to Lessor. The insurance shall be with insurers approved by Lessor, provided, however, that such approval shall not be unreasonably withheld so long as Lessee’s insurance carrier has a Best’s Insurance Guide rating not less than A VIII and is licensed to do business in California. Lessor shall furnish to Lessee reasonable evidence of its insurance coverage required hereunder within fifteen (15) business days after demand made therefor, however, not more than once in any calendar year.

Section 7.06 Mutual Waiver of Claims and Subrogation Rights

Lessor and Lessee hereby release and relieve the other, and waive their entire claim of recovery for loss or damage to property arising out of or incident to fire, lightning, and the other perils included in a standard “all risk” insurance policy of a type described in Sections 7.01 and 7.02 above that is carried by the waiving party (or that would have been if the waiving party had carried the insurance required hereunder), when such property constitutes the Premises or Building 9 or the Project, or is in, on or about the Premises or Building 9, whether or not such loss or damage is due to the negligence of Lessor or Lessee, or their respective agents, employees, guests, licensees, invitees, or contractors. Lessee and Lessor waive all rights of subrogation against each other on behalf of, and shall obtain a waiver of all subrogation rights from, all property and casualty insurers referenced above.

Section 7.07 Indemnification and Exculpation

(a) Except as otherwise provided in Section 7.07(b), Lessee shall indemnify and hold Lessor free and harmless from any and all liability, claims, loss, damages, causes of action (whether in tort or contract, law or equity, or otherwise), expenses, charges, assessments, fines, and penalties of any kind, including without limitation, reasonable attorney fees, expert witness fees and costs, arising by reason of the death or injury of any person, including any person who is an employee, agent, invitee, licensee, permittee, visitor, guest or contractor of Lessee, or by reason of damage to or destruction of any property, including property owned by Lessee or by any person who is an employee, agent, invitee, permittee, visitor, or contractor of Lessee, caused or allegedly caused (1) while that person or property is in or about the Premises; (2) by some condition of the Premises (exclusive of structural defects or disrepair that are the sole responsibility of Lessor under the terms of Section 5.04 and 6.01(b) of this Lease); (3) by some act or omission by Lessee or its agent, employee, licensee, invitee, guest, visitor or contractor or any person in, adjacent, on, or about the Premises with the permission, consent or sufferance of Lessee; or (4) by any breach or default in timely observance or performance of any obligation on Lessee’s part to be observed or performed under this Lease.

(b) Notwithstanding the provisions of Section 7.07(a) of this Lease, Lessee’s duty to indemnify and hold Lessor harmless shall not apply to any liability, claims, loss or damages, causes of action (whether in tort or contract, law or equity, or otherwise), expenses, charges, assessments, fines and penalties of any kind, including without limitation, reasonable attorney fees, expert witness fees and costs arising by reason of Lessor’s, or its employees’, agents’ or contractors’, negligence or willful act of misconduct.

(c) Lessee hereby waives all claims against Lessor for damages to goods, wares and merchandise and all other personal property in, on or about the Premises and for injury or death to persons in, on or about the Premises from any cause other than the intentionally misconduct of Lessor or Lessor’s agents, employees or contractors, Notwithstanding the provisions of Section 7.07(b) above, or any other provision of this Lease, in no event shall Lessor be liable (i) for lost profits or other consequential damages arising from any cause, or (ii) for any damage which is or could be covered by the insurance Lessee is required to carry under this Lease.

Section 7.08 Lessor as Party Defendant

If by reason of an act or omission of Lessee or any of its employees, agents, invitees, licensee, visitors, guests or contractors, Lessor is made a party defendant or a cross defendant to any action involving the Premises or this Lease, Lessee shall hold harmless and indemnify Lessor from all liability or claims of liability, including all damages, attorney fees and costs of suit.

ARTICLE VIII

DAMAGE OR DESTRUCTION

Section 8.01 Destruction of the Premises

(a) In the event of a partial destruction of the Premises (i.e., less than fifty percent (50%) of its Rentable Area) during the Lease Term from any cause, Lessor, upon receipt of, and to the extent of, insurance proceeds paid in connection with such casualty (or the proceeds that would have been received by Lessor had Lessor maintained the insurance required of Lessor in Subsection 7.01 above, in the event Lessor fails to maintain such insurance) and the deductible from Lessee which Lessee shall pay Lessee’s Share to Lessor within thirty (30) business days after demand, shall forthwith repair the same, including without limitation all Tenant Improvements and Alterations, whether or not originally paid for or constructed by Lessor or Lessee, provided the repairs can be made within a reasonable time under state, federal, county and municipal applicable law, but such partial destruction shall in no way annul or void this Lease, (except as provided in Section 8.01(b) or 8.01(c) below) provided that Lessee shall be entitled to a proportionate credit for rent equal to rental income insurance proceeds received by Lessor (or the proceeds that would have been received by Lessor had Lessor maintained the insurance required of Lessor in subsection 7.01 above, in the event Lessor fails to maintain such insurance) and provided further that Lessee shall repair all damage and destruction to those items as to which Lessee is required to maintain fire and casualty insurance under Section 7.02 above. Lessor and Lessee each shall use diligence in making such repairs within a reasonable time period, subject to the Force Majeure provisions of Section 17.21, in which instance the time period shall be extended accordingly, and this Lease shall remain in full force and effect, with the rent to be proportionately reduced as provided above in this Section. If the Premises are damaged by any peril within six (6) months prior to the last day of the Lease Term (or, if Lessee has delivered its Option Notice pursuant to Section 3.03(a) above, within six (6) months prior to the last day of the Extended Term) and, in the reasonable opinion of the Lessor’s architect or construction consultant, the restoration of the Premises cannot be substantially completed within thirty (30) days after the date of such damage Lessor or Lessee may terminate this Lease on thirty (30) days written notice to the other party.

(b) If the Premises are damaged or destroyed by any cause to the extent of more than fifty percent (50%) of their total Rentable Area during the Lease Term, Lessor shall notify Lessee within thirty (30) days after such damage or destruction whether it will repair the same. If Lessor states that it will not, or cannot, repair, this Lease shall terminate thirty (30) business days after Lessor gives its notice.

(c) Lessee shall have the option to terminate this Lease if the Premises are affected by a casualty not caused by Lessee and the time estimated to substantially complete the restoration exceeds thirteen (13) months from the date Lessor’s architect’s opinion of the repair time is delivered to Lessee. Such termination right shall be (i) exercised by written notice to Lessor delivered within thirty (30) days after delivery to Lessee of Lessor’s architect’s opinion and (ii) irrevocable and automatically waived if not so timely exercised.

(d) In the event of a termination of the Lease pursuant to this Section 8.01, Lessor shall be entitled to any insurance proceeds received by Lessor under the policy of insurance maintained by Lessor under Section 7.01 as a result of the damage or destruction and Lessee shall be entitled to any insurance proceeds from any separate, additional policy obtained by Lessee as described in Sections 7.01 and/or 7.02. The respective insurable interests of Lessor and Lessee in the Lessee Improvements and Alterations shall not be affected by any termination of the Lease following an event of damage or destruction as described herein.

(e) If Lessor states that it will repair the Premises, Lessor shall, upon receipt of and to the extent of insurance proceeds paid in connection with such casualty and the deductible amount from Lessee, forthwith conduct the repair and diligently pursue the same to completion, but such destruction shall in no way annul or void this Lease except upon a termination of the Lease pursuant to this Article VIII, provided that Lessee shall be entitled to a proportionate credit for rent equal to rental income insurance proceeds received by Lessor (or the proceeds that would have been received by Lessor had Lessor maintained the insurance required of Lessor in subsection 7.01(iii) above, in the event Lessor fails to maintain such insurance).

Section 8.02 Waiver of Civil Code Remedies

Lessee hereby expressly waives any rights to terminate this Lease upon damage or destruction to the Premises, including without limitation any rights pursuant to the provisions of Section 1932, Subdivisions 1 and 2 and Section 1933, Subdivision 4, of the California Civil Code, as amended from time-to-time, and the provisions of any similar law hereinafter enacted.

Section 8.03 Damages Incurred during Repair

The Base Rent, Additional Rent and other charges due under this Lease shall not be reduced or abated by reason of any damage or destruction to the Premises (but will be subject to credit as provided in Section 8.01(a) and (b) above with respect to rental loss insurance proceeds received), and Lessor shall be entitled to all proceeds of the insurance maintained pursuant to Section 7.01 above during the period of rebuilding pursuant to Section 8.01 above, or if the Lease is terminated pursuant to Section 8.01 above. Lessee shall have no claim against Lessor, including, without limitation, for compensation for inconvenience or loss of business, profits or goodwill during any period of repair or reconstruction.

Section 8.04 No Liability for Lessee’s Alterations or Personal Property

In no event shall Lessor have any liability for, nor shall it be required to repair or restore, any injury or damage to Lessee’s Alterations or personal property or to any other personal property of Lessee in or upon the Premises, Building 9 or Project.

ARTICLE IX

REAL PROPERTY TAXES

Section 9.01 Payment of Taxes

(a) Lessee shall pay to Lessor Lessee’s Share, as an Operating Expense pursuant to Section 4.07 above, of all real property taxes, including any supplemental tax and any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license, fee, charge, excise or imposition (“real property tax”), imposed, assessed or levied on or with respect to the Premises and the Project Common Areas by any Federal, State, County, City or other political subdivision or public authority having the direct or indirect power to tax, including, without limitation, any improvement district or any community facilities district (including with respect to a district established for purposes of constructing the Seaport Boulevard improvements and other improvements as required in the Development Agreement or by the City of Redwood City (“Community Facility District Bond”), as against any legal or equitable interest of Lessor in the Project or against the Project or any part thereof applicable to the Project for all periods of time included within the Lease Term (as the same may be extended and during any holdover period), as well as any government or private cost sharing agreement assessments made for the purpose of augmenting or improving the quality of services and amenities normally provided by government agencies and any tax, fee, charge, imposition or excise described in subsection (b) below. Notwithstanding the foregoing, Lessee shall not be required to pay any net income taxes, franchise taxes, or any succession, estate or inheritance taxes of Lessor or any penalties due to Lessor’s late or non-payment of any real property taxes, unless such failure is caused by Lessee’s failure to pay Lessee’s Share of real property taxes due hereunder.

(b) If at any time during the Lease Term, the State of California or any political subdivision of the state, including any county, city, city and county, public corporation, district, or any other political entity or public corporation of this state, levies or assesses against Lessor a tax, fee, charge, imposition or excise on rents under the Lease, the square footage of the Premises or Project, the act of entering into this Lease, or the occupancy of Lessee, or levies or assesses against Lessor any other tax, fee, or excise, however described, including, without limitation, a so called value added, business license, transit, commuter, environmental or energy tax fee, charge or excise or imposition related to the Project as a direct substitution in whole or in part for, or in addition to, any real property taxes on the Project the same shall be included in real property taxes and paid in accordance with Section 9.01(a).

(c) Lessor shall provide Lessee with copies of all tax and assessment bills on the Premises promptly upon Lessor’s receipt of Lessee’s written request therefor. Lessor shall also promptly provide to Lessee evidence of payment upon Lessor’s receipt of Lessee’s written request therefor.

(d) With respect to taxes and assessments which may lawfully be paid in installments, for the purpose of this Section, real property tax in any period shall include only such portion of the same which is payable within such period and any interest payable thereon computed (whether or not such is the case) as if Lessor had elected to pay the same over the longest period permitted by law.

(e) If Lessor shall obtain any abatement or refund on account of any real property tax as to which Lessee shall have paid payments hereunder, Lessor shall promptly refund to Lessee Lessee’s portion of any such abatement or refund, after deducting therefrom the reasonable costs and expenses incurred by Lessor in obtaining such abatement or refund.

Section 9.02 Pro Ration for Partial Years

If any such taxes paid by Lessee shall cover any period prior to the Commencement Date or after the Expiration Date of the Lease Term, Lessee’s Share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall reimburse Lessee to any extent required.

Section 9.03 Personal Property Taxes

(a) Lessee shall pay prior to delinquency all taxes imposed, assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

(b) If any of Lessee’s personal property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee within thirty (30) days after receipt of a written statement setting forth the amount of such tax bill reasonably allocated to Lessee’s property.

(c) If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee’s next rent installment together with interest at the Agreed Rate.

Section 9.04 Right to Contest Real Property Taxes

Lessee may, at any time (unless Lessor is already doing so), and at its sole expense, contest the real property taxes due with respect to the Premises in its own name and in a manner set forth by appropriate judicial or administrative proceedings, provided that: (i) Lessee gives Lessor prior written notice of such contest, (ii) Lessee pays the real property taxes required by the applicable taxing authority while such contest is occurring, (iii) pays any and all penalties, late interest or other fines associated with any such contest and (iv) indemnifies, defends, protects and holds Lessor harmless from any and all expenses (including reasonable attorneys’ fees), causes of action, damages or liabilities associated with such contest.

ARTICLE X

UTILITIES

Section 10.01 Lessee to Pay

Lessee shall pay prior to delinquency and throughout the Lease Term, all charges for water, gas, heating, cooling, sewer, telephone, electricity, garbage, air conditioning and ventilation, janitorial service, landscaping and all other services and utilities supplied to the Premises directly to the service provider in question. The disruption, failure, lack or shortage of any service or utility with respect to the Premises, Building 9 or Project due to any cause whatsoever shall not affect any obligation of Lessee hereunder, and Lessee shall faithfully keep and observe all the terms, conditions and covenants of this Lease and pay all rent due hereunder, all without diminution, credit or deduction, provided that, to the extent the cause is the failure of Lessor to observe or perform an obligation of Lessor, hereunder Lessor shall initiate the cure of such failure immediately after receipt from Lessee of notice of the failure and Lessor shall thereafter diligently prosecute said cure to completion.

ARTICLE XI

ASSIGNMENT AND SUBLETTING

Section 11.01 Lessor’s Consent Required

Except as provided in Section 11.02, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, license or otherwise transfer or encumber all or any part of Lessee’s interest in this Lease or in the Premises or any part thereof, without Lessor’s prior written consent, which Lessor shall not unreasonably withhold, condition or delay. Lessor shall respond in writing to Lessee’s request for consent hereunder within fifteen (15) business days of Lessor’s receipt of Lessee’s request therefor, or within any extended time period necessary in order for Lessor to receive a response from Lessor’s lender, and any attempted assignment, transfer, mortgage, encumbrance, subletting or licensing without such consent shall be void, and shall constitute a breach of this Lease. If Lessor refuses to consent to Lessee’s request, it shall specifically state in its response to Lessee the reason(s) for denying such consent. By way of example, but not limitation, reasonable grounds for denying consent include: (i) poor credit history or insufficient financial strength of transferee, (ii) transferee’s intended use of the Premises is inconsistent with the permitted use and will materially and adversely affect Lessor’s interest. Lessee shall reimburse Lessor upon demand for Lessor’s reasonable costs and expenses (including attorneys’ fees, architect fees and engineering fees) involved in reviewing any request for consent whether or not consent is granted. Notwithstanding any other provisions of this Lease, if (i) the proposed assignee or sublessee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to any enforcement order issued by any governmental authority in connection with the use, storage, handling, treatment, generation, release or disposal of hazardous materials (including, without limitation, any order related to the failure to make a required reporting to any governmental authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Lessor would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Lessor shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

Section 11.02 Lessee Affiliates

Lessee may assign this Lease, or sublet up to forty percent (40%) of the Premises, without the need for Lessor’s consent (but with written notice to Lessor prior to such transfer), to any corporation, limited liability company or partnership which controls, is controlled by, or is under common control with Lessee, or to any corporation, limited liability company or partnership resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all of Lessee’s stock or all, or substantially all of the assets of Lessee as a going concern of the business that is being conducted on the Premises (collectively, an “Affiliate”), provided that said assignee or sublessee (i) in the event of an assignment of this Lease to an Affiliate only, has a net worth at least equal to the net worth of Lessee as of the date of this Lease, and (ii) assumes, in full, the obligations of Lessee under this Lease (or, in the case of a sublease, the portion of the Premises subject to the Lease) and provided further that the use to which the Premises will be put does not materially change. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease. Any portion of the Premises which is assigned or sublet to an Affiliate of Lessee shall not be included in the calculation of subleased, assigned or transferred Rentable Area for the purposes of Section 11.06. In addition, the terms of Section 11.04, below, shall not be applicable to any assignment or sublease pursuant to this Section.

Section 11.03 No Release of Lessee

Regardless of Lessor’s consent, no subletting or assignment shall release Lessee of Lessee’s obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee.

Section 11.04 Excess Rent

In the event Lessor shall consent to a sublease or an assignment, Lessee shall pay to Lessor with its regularly scheduled Base Rent payments, fifty percent (50%) of all sums and the fair market value of all consideration collected or received by Lessee from a sublessee or assignee which are in excess of the Base Rent and Additional Rent due and payable with respect to the subleased or assigned space pursuant to Article IV for the time period encompassed by the sublease or assignment term, after first deducting: leasing commissions, incurred by Lessee in connection with such assignment or subletting.

Section 11.05 Information to be Provided

Lessee’s written request to Lessor for consent to an assignment or subletting or other form of transfer shall be accompanied by (a) the name and legal composition of the proposed transferee; (b) the nature of the proposed transferee’s business to be carried on in the Premises; (c) the terms and provisions of the proposed transfer agreement; and (d) such financial and other information as Lessor may reasonably request concerning the proposed transferee.

Section 11.06 Lessor’s Recapture Rights

(a) Lessor’s Recapture Rights

Notwithstanding any other provision of this Article 11, in the event that Lessee proposes to sublease or assign or otherwise transfer to any person or entity not an

Affiliate of Lessee any interest in this Lease or the Premises or any part thereof affecting (collectively with all other such subleases, assignments, or transfers then in effect to parties which are not Affiliates) more than fifty percent (50%) of the square footage of the Rentable Area of the Premises for more than fifty percent (50%) of the remaining Lease Term is hereafter designated “Recapture Space”), then Lessor shall have the option to recapture the Recapture Space by written notice to Lessee (“Recapture Notice”) given within ten (10) business days after Lessor receives any notice of such proposed assignment or sublease or other transfer (“Transfer Notice”). A timely Recapture Notice terminates this Lease for the Recapture Space, effective as of the date Lessee specified in the Transfer Notice, which date shall in no event be shorter than thirty (30) days from the date of the Recapture Notice. If Lessor declines or fails timely to deliver a Recapture Notice, Lessor shall have no further right under this Section 11.06 to the Recapture Space unless it becomes available again after transfer by Lessee. Lessor’s recapture rights shall be subject to the rights of any sublessee, assignee or transferee of Lessee set forth in any sublease, assignment or agreement of transfer to which Lessor has consented, but subject to the terms and conditions set forth in Lessor’s consent; any such sublease, assignment or agreement of transfer shall be assigned to Lessor as of the effective date of the recapture. Notwithstanding anything herein to the contrary, if Lessor elects to deliver a Recapture Notice and terminate the Lease as set forth above, Lessee may negate Lessor’s Recapture Notice by withdrawing its Transfer Notice by delivering written notice thereof to Lessor within five (5) business days after Lessee’s receipt of the Recapture Notice.

(b) Consequences of Recapture

To determine the new Base Rent under this Lease if Lessor recaptures the Recapture Space and Lessee does not negate Lessor’s Recapture Notice within the time periods provided therefore above, the then current Base Rent (immediately before Lessor’s recapture) under the Lease shall be multiplied by a fraction, the numerator of which is the square feet of the Rentable Area retained by Lessee after Lessor’s recapture and the denominator of which is the total square feet of the Rentable Area before Lessor’s recapture. The Additional Rent, to the extent that it is calculated on the Rentable Area of the Premises, shall be reduced to reflect Lessee’s Share based on the Rentable Areas of the Premises retained by Lessee after Lessor’s recapture. This Lease as so amended shall continue thereafter in full force and effect, except that Lessee shall be released from liability under this Lease for future Base Rent and Additional Rent with respect to the portion of the Premises subject to Lessor’s Recapture Notice. Either party may require written confirmation of the amendments to this Lease necessitated by Lessor’s recapture of the Recapture Space. If Lessor recaptures the Recapture Space, Lessor shall, at Lessor’s sole expense, construct, paint, and furnish any partitions required to segregate the Recapture Space from the remaining Premises retained by Lessee as well as arrange separate metering of utilities.

ARTICLE XII

DEFAULTS; REMEDIES

Section 12.01 Defaults

The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee (each shall be an “Event of Lessee’s Default”):

(a) The abandonment of the Premises by Lessee or the commission of waste at the Premises or the making of an assignment or subletting in violation of Article XI, provided however, abandonment shall be considered to not occur if the Premises are maintained and occupied to the extent necessary to maintain the insurance on each and every portion of the Premises;

(b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, if such failure continues for a period of five (5) business days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit in the form required by applicable Unlawful Detainer statutes such Notice shall constitute the notice required by this paragraph, provided that the cure period stated in the Notice shall be five (5) business days rather than the statutory three (3) days;

(c) Lessee’s failure to provide (i) any required Replacement Letter of Credit Security as required by Section 4.06, (ii) an estoppel certificate as required by Section 15.01 or (iii) any document subordinating this Lease to a Lender’s deed of trust as required by Section 17.13, if any such failure continues for five (5) business days after written notice of the failure. In the event Lessor serves Lessee with a Notice to Perform Covenant or Quit in the form required by applicable Unlawful Detainer Statutes, such Notice shall constitute the notice required by this paragraph, provided that the cure period stated in the Notice shall be five (5) business days rather than the statutory three (3) days;

(d) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (a) (b) or (c) above, if such failure continues for a period of fifteen (15) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee’s default is such that more than fifteen (15) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within said fifteen (15) day period and thereafter diligently prosecutes such cure to completion;

(e) (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) the filing by Lessee of a voluntary petition in bankruptcy under Title 11 U.S.C. or the filing of an involuntary petition against Lessee which remains uncontested for a period of sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, provided, however, in the event that any provisions of this Section 12.01(e) is contrary to any applicable law, such provision shall be of no force or effect;

(f) The discovery by Lessor that Lessee delivered to Lessor a financial statement that was materially false; and

(g) The occurrence of a material default and breach under any other lease between Lessee (or an Affiliate thereof) and Lessor (or an affiliate of Lessor) for premises in the Project, including but not limited to the Building 10 Lease.

Section 12.02 Remedies

If an Event of Lessee’s Default shall occur, Lessor may at any time thereafter, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Event of Lessee’s Default:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means including by way of unlawful detainer (and without any further notice if a notice in compliance with the unlawful detainer statutes and in compliance with paragraphs (b), (c) and (d) of Section 12.01 above has already been given), in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of an Event of Lessee’s Default including, but not limited to, (i) the cost of recovering possession of the Premises including reasonable attorney’s fees related thereto; (ii) the worth at the time of the award of any unpaid rent that had been earned at the time of the termination, to be computed by allowing interest at the Agreed Rate but in no case greater than the maximum amount of interest permitted by law, (iii) the worth at the time at the time of the award of the amount by which the unpaid rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid rent that Lessee proves could reasonably have been avoided, to be computed by allowing interest at the Agreed Rate but in no case greater than the maximum amount of interest permitted by law, (iv) the worth at the time of the award of the amount by which the unpaid rent for the balance of the Lease Term after the time of the award exceeds the amount of unpaid rent that Lessee proves could reasonably have been avoided, to be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one per cent (1%), (v) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform obligations under this Lease, including brokerage commissions and advertising expenses, and (vi) any other amounts, in addition to or in lieu of those listed above, that may be permitted by applicable law.

(b) Maintain Lessee’s right to possession as provided in Civil Code Section 1951.4 in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

(c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state of California. Unpaid amounts of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the Agreed Rate.

Section 12.03 Default by Lessor

Lessor shall not be in default under this Lease unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than ten (10) business days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying that Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor’s obligation is such that more than ten (10) business days are reasonably required for performance then Lessor shall not be in default if Lessor commences performance within such ten (10) business day period and thereafter diligently prosecutes the same to completion. In the event Lessor does not commence performance within the ten (10) business day period provided herein, or fails to diligently prosecute such cure to completion, Lessee may perform such obligation and will be reimbursed for its expenses by Lessor together with interest thereon at the Agreed Rate within thirty (30) days following demand for such payment. Lessee waives any right to terminate this Lease or to vacate the Premises on Lessor’s default under this Lease. Lessee’s sole remedy on Lessor’s default is an action for damages or injunctive or declaratory relief. Notwithstanding the foregoing, (i) any default beyond any applicable cure period by Lessor under the terms of the Building 10 Lease shall also be a default under this Lease for any period of time during which Lessor or any affiliate thereof is also the landlord under the Building 10 Lease, and (ii) nothing herein shall be deemed applicable in the event of Lessor’s delay in delivery of the Premises, in which case Lessee’s rights and remedies shall be determined under Section 3.01 above.

Section 12.04 Late Charges

Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor’s designated agent within five (5) business days after such amount is due and owing, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of an Event of Lessee’s Default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. Notwithstanding the foregoing, Lessor shall grant Lessee one (1) late payment during the first twelve (12) months of the Lease Term without late charge, provided that Lessee shall pay the applicable delinquent amount within five (5) business days following written notice from Lessor of such delinquency.

Section 12.05 Lessor’s Right to Perform Lessee’s Obligations

All obligations to be performed or observed by Lessee under this Lease shall be performed or observed by Lessee at Lessee’s expense and without any reduction of rent. Lessor may perform or observe any obligation of Lessee for which there exists an Event of Lessee Default hereunder, without waiving Lessor’s other rights and remedies for Lessee’s failure to perform or observe any obligations under this Lease and without releasing Lessee from any such obligations. Within ten (10) days after receiving a statement from Lessor, Lessee shall pay to Lessor the amount of expense reasonably incurred by Lessor in performing or observing Lessee’s obligation.

ARTICLE XIII

CONDEMNATION OF PREMISES.

Section 13.01 Total Condemnation

If the entire Premises, whether by exercise of governmental power or the sale or transfer by Lessor to any condemnor under threat of condemnation or while proceedings for condemnation are pending, at any time during the Lease Term, shall be taken by condemnation such that there does not remain a portion suitable for occupation, this Lease shall then terminate as of the date transfer of possession is required. Upon such condemnation, all rent shall be paid up to the date transfer of possession is required, and Lessee shall have no claim against Lessor or the award for the value of the unexpired portion of this Lease Term.

Section 13.02 Partial Condemnation

If any portion of the Premises is taken by condemnation during the Lease Term, whether by exercise of governmental power or the sale or transfer by Lessor to an condemnor under threat of condemnation or while proceedings for condemnation are pending, this Lease shall remain in full force and effect except that in the event a partial taking (i) is more than thirty-three percent (33%) of the Rentable square footage of the Premises; or (ii) leaves the Premises unfit for the conduct of the business of Lessee, then Lessee shall have the right to terminate this Lease effective upon the date transfer of possession is required. Moreover, Lessor shall have the right to terminate this Lease effective on the date transfer of possession is required if more than thirty three percent (33%) of the total square footage of the Premises is taken by condemnation. Lessee and Lessor may elect to exercise their respective rights to terminate this Lease pursuant to this Section by serving written notice to the other within thirty (30) days after receipt of notice of condemnation (i.e., 30 days from the date on which Lessor received such notice from the condemning authority for purposes of calculating the 30 days with respect to Lessor, and 30 days from the date on which Lessee received a copy of such notice from Lessor for purposes of calculating the 30 days with respect to Lessee. All rent shall be paid up to the date of termination, and Lessee shall have no claim against Lessor for the value of any unexpired portion of the Lease Term. If this Lease shall not be terminated, then Base Rent after such partial taking shall be that percentage of the adjusted Base Rent specified herein, equal to the percentage which the rentable square footage of the untaken part of the Premises, immediately after the taking, bears to the rentable square footage of the entire Premises immediately before the taking. If Lessee’s continued use of the Premises requires alterations and repair by reason of a partial taking, all such alterations and repair shall be made by Lessor at Lessor’s expense. Lessee waives all rights it may have under California Code of Civil Procedure Section 1265.130 or otherwise, to terminate this Lease based on partial condemnation.

Section 13.03 Award to Lessee

In the event of any condemnation, whether total or partial, Lessee shall have the right to claim and recover from the condemning authority such compensation as may be separately awarded or recoverable by Lessee for loss of its business fixtures, or equipment belonging to Lessee immediately prior to the condemnation, moving expenses and loss of good will, to the extent separately awarded by the condemning authority. The balance of any condemnation award shall belong to Lessor (including, without limitation, any amount attributable to any excess of the market value of the Premises for the remainder of the Lease Term over the then present value of the rent payable for the remainder of the Lease Term) and Lessee shall have no further right to recover from Lessor or the condemning authority for any claims arising out of such taking, provided that Lessee shall have the right to make a separate claim in the condemnation proceeding, as long as the award payable to Lessor is not reduced thereby, for (i) the taking of the unamortized (using the Lease Term as the amortization period) value of the Alterations paid for by Lessee which are not removed by Lessee, (ii) reasonable removal and relocation costs for any Alterations that Lessee has the right to remove and elects to remove (if condemnor approves the removal), and (iii) relocation costs for Lessee’s business, provided that the awarding to Lessee of the items described in (i), (ii) and (iii) above does not reduce the condemnation award that would otherwise be awarded to Lessor.

ARTICLE XIV

ENTRY BY LESSOR

Section 14.01 Entry by Lessor Permitted

Lessee shall permit Lessor and its employees, agents and contractors, if accompanied by Lessee (except in cases of emergency), to enter the Premises and all parts thereof (i) upon twenty-four (24) hours notice (or without notice in an emergency), including without limitation, Building 9 and all parts thereof at all reasonable times for any of the following purposes: to inspect the Premises; to maintain the Premises; to make such repairs to the Premises as Lessor is obligated or may elect to make; and (ii) upon twenty-four (24) hours notice to show the Premises and post “To Lease” signs for the purposes of re-letting during the last twelve (12) months of the Lease Term (provided Lessee has failed to exercise any remaining Option to Extend) to show the Premises as part of a prospective sale by Lessor or to post notices of nonresponsibility. Lessor shall have such right of entry without any rebate of rent to Lessee for any loss of occupancy or quiet enjoyment of the Premises hereby occasioned, provided, Lessor shall use commercially reasonable efforts not to interfere with Lessee’s business operations at the Premises or unreasonably interfere with Lessee’s access to, or parking at, the Project or materially increase Lessee’s obligations or decrease Lessee’s rights under this Lease. Notwithstanding anything in this Lease to the contrary, in exercising any right to undertake any renovations, alterations, additions, restoration, inspections, repairs or maintenance as set forth in this Lease, Lessor shall comply with Lessee’s reasonable security measures and operating procedures and shall minimize any disruption to Lessee..

ARTICLE XV

ESTOPPEL CERTIFICATE

Section 15.01 Estoppel Certificate

(a) Either Lessor or Lessee shall at any time upon not less than fifteen (15) days’ prior written notice from the other execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying, if true, that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying, if true, that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging, if true, that there are not, to Lessee’s (or Lessor’s, as relevant) knowledge, any uncured defaults on the part of the requesting party hereunder, or specifying such defaults if any are claimed and (iii) certifying or acknowledging, if true, such other matters as are reasonably requested by any prospective lender or buyer which are reasonably related to the loan or sale transaction. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

(b) Lessee’s failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor’s performance, and (iii) that not more than one month’s rent has been paid in advance, if any, and stating whether or not to the actual knowledge of the signer of such certificate Lessee is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Section 15.01(b) may be relied upon by any prospective assignee of Lessee’s interest in this Lease or any lender or prospective lender (or investor) or purchaser of any interest in Lessee or its assets. Any failure of Lessee to deliver an estoppel certificate as provided herein shall, at the option of Lessor, be an event of default hereunder by Lessee without the requirement of any notice or grace period, except as is provided for in Section 12.01(c) above. In addition, Lessor may charge Lessee, and Lessee shall pay to Lessor, a fee equal to Five Hundred Dollars ($500) per day for each day Lessee is late in delivering such estoppel certificate.

ARTICLE XVI

LESSOR’S LIABILITY

Section 16.01 Limitations on Lessor’s Liability

The term “Lessor” as used herein shall mean only the owner or owners at the time in question of the fee title of the Premises. In the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor’s obligations thereafter to be performed, provided that the Letter of Credit and any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor’s successors and assigns, only during their respective periods of ownership. For any breach of this Lease by Lessor, the liability of Lessor (including all persons and entities that comprise Lessor, and any successor Lessor) and any recourse by Lessee against Lessor shall be limited to the interest of Lessor, and Lessor’s successors in interest, in and to Building 9 and, to the extent Building 10 is owned by Lessor or any affiliate thereof, Building 10, and the proceeds therefrom (including rents, insurance and condemnation proceeds). On behalf of itself and all persons claiming by, through, or under Lessee, Lessee expressly waives and releases Lessor and each member, agent and employee of Lessor from any personal liability for breach of this Lease.

ARTICLE XVII

GENERAL PROVISIONS

Section 17.01 Severability

The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

Section 17.02 Agreed Rate Interest on Past Due Obligations

Except as expressly herein provided, any amount due to either party not paid when due shall bear interest at the lesser of the Bank of America prime rate plus four percent (4%) or the maximum amount of interest allowed by law (“Agreed Rate”). Payment of such interest shall not excuse or cure any default by either party under this Lease. Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to the payor by application of the amount of excess interest paid against any sums outstanding in any order that payee requires. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to the payor by the payee. To ascertain whether any interest payable exceeds the limits imposed, any nonprincipal payment (including late charges) shall be considered to the extent permitted by law to be an expense or a fee, premium, or penalty rather than interest.

Section 17.03 Time of Essence

Time is of the essence in the performance of all obligations under this Lease.

Section 17.04 Additional Rent

Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be Additional Rent and Lessor shall have all the rights and remedies for the nonpayment of same as it would have for nonpayment of Base Rent. All references to “rent” (except specific references to either Base Rent or Additional Rent) shall mean Base Rent and Additional Rent.

Section 17.05 Incorporation of Prior Agreements, Amendments and Exhibits

This Lease (including Exhibits A, B, C, D, E, F, G, H and I and Schedules 1, 2, 3, 4, 5 and 6) contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the Lessor nor any employees or agents of the Lessor has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the Lease Term except as otherwise specifically stated in this Lease. Neither party has been induced to enter into this Lease by, and neither party is relying on, any representation or warranty outside those expressly set forth in this Lease.

Section 17.06 Notices

(a) Written Notice

Any notice required or permitted to be given hereunder shall be in writing and shall be given by a method described in paragraph (b) below and shall be addressed to Lessee or to Lessor at the addresses noted below, next to the signature of the respective parties, as the case may be. Either party may specify a different address for notice purposes at any time by giving written notice of such change to the other party in a manner provided herein at least ten (10) days prior to the date such change is desired to be effective. A copy of all notices required or permitted to be given to Lessor or Lessee (as applicable) hereunder shall be concurrently transmitted to such party or parties at such addresses as such party may from time to time hereafter designate by notice to the other, but delay or failure of delivery to such person shall not affect the validity of the delivery to Lessor or Lessee.

(b) Methods of Delivery

(i) When personally delivered to the recipient, notice is effective on delivery. Delivery to the person apparently designated to receive deliveries at the subject address is personally delivered if made during business hours (e.g. receptionist).

(ii) When mailed by certified mail with return receipt requested, notice is effective on receipt if delivery is confirmed by a return receipt.

(iii) When delivery by overnight delivery Federal Express/Airborne/United Parcel Service/DHL WorldWide Express with charges prepaid or charged to the sender’s account, notice is effective on delivery if delivery is confirmed by the delivery service.

(c) Refused, Unclaimed or Undeliverable Notices

Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be considered to be effective as of the first date that the notice was refused, unclaimed, or considered undeliverable by the postal authorities, messenger, or overnight delivery service.

Section 17.07 Waivers

No waiver of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same or any other provisions. Any consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of consent to or approval of any subsequent act. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

Section 17.08 Recording

Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a “short form” memorandum of this Lease for recording purposes for each of the properties on which Building 6, Building 7, Building 8, Building 10 and Building 9 are located, provided that Lessee simultaneously executes in recordable form and delivers to Lessor a quit claim deed as to is leasehold and any other interest in the Premises and hereby authorizes Lessor to date and record the same only upon the expiration or sooner termination of this Lease or, in the case of Buildings 6, 7 and 8, upon the termination of Lessee’s expansion options with respect to each such property.

Section 17.09 Surrender of Possession; Holding Over

(a) At the expiration or earlier termination of the Lease, Lessee shall remove all of Lessee’s signs (pursuant to Section 17.15) and, subject to the terms of the Removal Obligations Schedule and Section 6.03 of the Lease, shall remove all of Lessee’s equipment, trade fixtures, supplies, wall decoration and other personal property from within the Premises, Building 9 and the Common Area and shall vacate, deliver up and surrender to Lessor possession of the Premises and all improvements thereon, subject to the terms of Section 17.21 of this Lease concerning Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from the Premises by Lessee or any of Lessee’s agents, employees or contractors (collectively, “Lessee HazMat Operations”) and released of all clearances required by any governmental authorities with respect to Lessee HazMat Operations, broom clean and, in good order and condition, excepting only ordinary wear and tear (wear and tear which could have been avoided by best maintenance practices customarily used at the Project) and damage due to casualty not caused by Lessee or Lessee’s agents, employees or contractors. Except for such ordinary wear and tear and damage due to casualty not caused by Lessee’s agents, employees or contractors (collectively, the “Lessee’s Parties”), Lessee shall (i) repair all damage to the Premises, the interior and exterior of Building 9 and the Common Area caused by Lessee’s removal of its property, (ii) patch and refinish, to Lessor’s reasonable satisfaction, all penetrations made by Lessee or its agents, contactors, employees or invitees to the roof, floor, interior or exterior walls or ceiling of the Premises and Building 9, whether such penetrations were made with Lessor’s approval or not, to the extent that the equipment requiring such penetration is removed at the expiration or earlier termination of the Lease, (iii) repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings (unless such staining or damage was caused by the actions of Lessor or the tenant of a leased space above the Premises) to the reasonable satisfaction of Lessor, (iv) repair all damage caused by Lessee to the exterior surface of Building 9 and, where necessary, replace or resurface same. Upon expiration or sooner termination of this Lease, Lessor may reenter the Premises and remove all persons and property therefrom. If Lessee shall fail to surrender to Lessor the Premises, Building 9 and the Common Area in the condition required by this paragraph at the expiration or, if sooner terminated, within ten (10) days after sooner termination, of this Lease, Lessor may, at Lessee’s expense, remove Lessee’s signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Lessee’s expense, independent contractors to perform such work. Lessee shall be liable to Lessor for all reasonable costs incurred by Lessor in returning the Premises, Building 9 and the Common Area to the required condition, together with interest thereon at the Agreed Rate from the date incurred by Lessor until paid. Lessee shall pay to Lessor the amount of all costs so incurred (including, without limitation, costs of disposal, storage and insurance) together with interest at the Agreed Rate within five (5) business days from Lessor’s delivery of a statement therefor. If the Premises are not surrendered at the end of the Lease Term, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, actual damages for lost rent and with respect to any claims of a successor occupant. Notwithstanding anything to the contrary contained in this Section 17.09, and subject to the terms of the Removal Obligations Schedule, Lessee shall only be required to remove those Alterations as Lessor shall have designated at the time Lessor gave its consent to such Alterations to the extent required pursuant to the terms of Section 6.03 hereof, or when consent was not required, in response to Lessee’s written request for such determination.

(b) If Lessee, with Lessor’s prior written consent, remains in possession of the Premises after expiration of the Lease Term and if Lessor and Lessee have not executed an express written agreement as to such holding over, then such occupancy shall be a tenancy from month to month at a monthly Base Rent equivalent to one hundred fifty percent (150%) of the higher of: (i) the monthly rental in effect immediately prior to such expiration, or (ii) the Fair Market Rent for the Premises, such payments to be made as herein provided for Base Rent. In the event of such holding over, all of the terms of this Lease, including the payment of Additional Rent all charges owing hereunder other than rent shall remain in force and effect on said month to month basis.

(c) At least three (3) months prior to the surrender of the Premises, Lessee shall deliver to Lessor a narrative description of the actions proposed (or required by any governmental authority) to be taken by Lessee in order to surrender the Premises (including any Alterations permitted by Lessor to remain in the Premises) at the expiration or earlier termination of the Lease Term, in accordance with the requirements of any Environmental Laws or relevant governmental authority or, in the absence thereof, the requirements of Lessor’s lender or any commercially reasonable requirements of Lessor’s environmental consultant (collectively “HazMat Requirements”) with respect to the Lessee HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Lessee’s Parties with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Lessor’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Lessor, Lessee shall deliver to Lessor or its consultant such additional non-proprietary information concerning Lessee HazMat Operations as Lessor shall request. On or before such surrender, Lessee shall deliver to Lessor evidence that the approved Surrender Plan shall have been satisfactorily completed and all HazMat Requirements have been met and Lessor shall have the right, subject to reimbursement at Lessee’s expenses as set forth below, to cause Lessor’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, in accordance with applicable HazMat Requirements. Lessee shall reimburse Lessor, as Additional Rent, for the actual, out-of-pocket expense incurred by Lessor for Lessor’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same. Lessor shall have the unrestricted right to deliver such Surrender Plan and any report by Lessor’s environmental consultant with respect to the surrender of the Premises to third parties. If Lessee shall fail to prepare or submit a Surrender Plan approved by Lessor, or if Lessee shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Lessor, shall fail to adequately address any residual effect of Lessee HazMat Operations in, on or about the Premises in violation of HazMat Requirements, Lessor shall have the right to take such actions as Lessor may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Lessee HazMat Operations, the cost of which actions shall be reimbursed by Lessee as Additional Rent.

Section 17.10 Cumulative Remedies

No remedy or election hereunder by Lessor shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity, provided that notice and cure periods set forth in Article XII are intended to extend and modify statutory notice provisions to the extent expressly stated in Section 12.01.

Section 17.11 Covenants and Conditions

Each provision of this Lease to be observed or performed by Lessee and Lessor shall be deemed both a covenant and a condition.

Section 17.12 Binding Effect; Choice of Law

Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Article XVI, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California and any legal or equitable action or proceeding brought with respect to the Lease or the Premises shall be brought in San Mateo County, California except for such actions or proceedings as are required by California law to be brought in the County were the subject real property is located.

Section 17.13 Lease to be Subordinate

Lessee agrees that this Lease is and shall be, at all times, subject and subordinate to the lien of any mortgage, deed of trust or other encumbrances which Lessor may create against the Premises, including all renewals, replacements and extensions thereof provided, however, that regardless of any default under any such mortgage, deed of trust or other encumbrance or any sale of the Premises under such mortgage, deed of trust or other encumbrance so long as, subject to all applicable notice and cure periods, Lessee timely performs all covenants and conditions of this Lease and continues to make all timely payments hereunder, this Lease and Lessee’s possession and rights hereunder shall not be disturbed by the mortgagee or beneficiary or anyone claiming under or through such mortgagee or beneficiary. Lessee shall execute any documents which are commercially reasonable (i.e., of a type customarily executed between lenders and lessees for similar loans and leases) subordinating this Lease within ten (10) business days after delivery of same by Lessor so long as the mortgagee or beneficiary agrees therein that this Lease will not be terminated if Lessee is not in default following a foreclosure, including, without limitation, any Subordination Non-Disturbance and Attornment Agreement (“SNDA”) which is substantially in the form attached hereto as Exhibit “C”. In any event, Lessor and Lessee agree that Lessee may terminate this Lease upon written notice thereof to Lessor at any time after the date that is twenty (20) business days after the date of this Lease if Lessor and Lessor’s lender have not executed and delivered an executed version of a SNDA in the substantially the form attached hereto as Exhibit “C” to Lessee. In the event that any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, and this Lease shall terminate, Lessee shall, notwithstanding any subordination, attorn to and become the tenant of such mortgagee or beneficiary or any successor to Lessor by foreclosure or deed-in-lieu of foreclosure, at the option of such successor in interest, provided however, that any such successor shall not (i) be liable for any previous act or omission of Lessor under the Lease, (ii) be subject to any offset, defense or counterclaim which shall theretofore have accrued to the Lessee under the Lease against Lessor, or (iii) have any obligation with respect to any security deposit unless it shall have been paid over or physically delivered to such successor, or (iv) be bound by any rents paid more than one month in advance to Lessor or any prior landlord or owner. Lessee shall execute and deliver, upon reasonable prior notice from Lessor any additional documents in such form as is designated by Lessor evidencing the priority or subordination of the Lease with respect to any such lien of any such mortgage or deed of trust.

Section 17.14 Attorneys’ Fees

If either party herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to recover its reasonable attorney’s fees, expert witness fees and costs as fixed by the Court.

Section 17.15 Signs

Lessee may, at Lessee’s sole expense, place Lessee’s company name on the monument sign for Building 9 at a location reasonably agreed by Lessee and Lessor and otherwise subject to the terms of this Section 17.15. Lessee shall also be entitled, at Lessee’s expense, to a pro rata share of directional signage at the Project for Building 9. Lessee shall not place any sign outside the Premises (or visible from outside the Premises) without Lessor’s prior written consent, which consent shall not be unreasonably withheld and subject to Lessee’s obtaining approval by the City of Redwood City. Lessee, at its sole cost and expense, after obtaining Lessor’s prior written consent, shall install, maintain and remove prior to expiration of this Lease (or within ten (10) days after any earlier termination of this Lease) all signage in full compliance with (i) all applicable law, statutes, ordinances and regulations and (ii) all provisions of this Lease concerning Alterations, and (iii) Lessor’s signage policy set forth on Exhibit “D” hereto.

Section 17.16 Merger

The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

Section 17.17 Quiet Possession

Upon Lessee timely paying the rent for the Premises and timely observing and performing all of the covenants, conditions and provisions on Lessee’s part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire Lease Term, subject to all of the provisions of this Lease.

Section 17.18 Easements

Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and conditions, covenants and restrictions, so long as such easements, rights, dedications, Maps and conditions, covenants and restrictions do not unreasonably interfere with or diminish the use of the Premises or parking rights granted hereunder, including access thereto, by Lessee. Lessee shall sign any of the aforementioned or other documents, and take such other actions, which are reasonably necessary or appropriate to accomplish such granting, recordation and subordination of the Lease to same, upon request of Lessor, and failure to do so within ten (10) business days after a written request to do so shall constitute a material breach of this Lease, provided that Lessor shall reimburse Lessee for Lessee’s reasonable out-of-pocket expenses (including reasonable attorneys’ fees) necessarily incurred in the performance of Lessee’s obligations under this Section 17.18.

Section 17.19 Authority

Each individual executing this Lease on behalf of a corporation, limited liability company or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such entity, and that this Lease, once fully executed, shall be binding upon said entity in accordance with its terms.

Section 17.20 Force Majeure Delays

In any case where either party hereto is required to do any act (other than the payment of money), delays caused by or resulting from Acts of God or Nature, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor or materials or equipment, government regulations, delay by government or regulatory agencies with respect to approval or permit process, unusually severe weather, or other causes beyond such party’s reasonable control, the time during which such act shall be completed, shall be deemed to be extended by the period of such delay, whether such time be designated by a fixed date, a fixed time or a “reasonable time.”

Section 17.21 Hazardous Materials

(a) Definition of Hazardous Materials and Environmental Laws

“Hazardous Materials” means any (a) substance, product, waste or other material of any nature whatsoever which is or becomes listed regulated or addressed pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. sections 9601, et seq. (“CERCLA”); the Hazardous Materials Transportation Act (“HMTA”) 49 U.S.C. section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. section 6901, et seq. (“RCRA”); the Toxic Substances Control Act, 15 U.S.C. sections 2601, et seq. (“TSCA”); the Clean Water Act, 33 U.S.C. sections 1251, et seq.; the California Hazardous Waste Control Act, Health and Safety Code sections 25100, et seq.; the California Hazardous Substances Account Act, Health and Safety Code sections 26300, et seq.; the California Safe Drinking Water and Toxic Enforcement Act, Health and Safety Code sections 25249.5, et seq.; California Health and Safety Code sections 25280, et seq.; (Underground Storage of Hazardous Substances); the California Hazardous Waste Management Act, Health and Safety Code sections 25170.1, et seq.; California Health and Safety Code sections 25501. et seq. (Hazardous Materials Response Plans and Inventory); or the Porter Cologne Water Quality Control Act, California Water Code sections 13000, et seq., all as amended, or any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, but not limited to, response, removal and remediation costs) or standards of conduct or performance concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter may be in effect (collectively, “Environmental Laws”); (b) any substance, product, waste or other material of any nature whatsoever whose presence in and of itself may give rise to liability under any of the above statutes or under any statutory or common law theory based on negligence, trespass, intentional tort, nuisance, strict or absolute liability or under any reported decisions of a state or federal court, (c) petroleum or crude oil, including but not limited to petroleum and petroleum products contained within regularly operated motor vehicles and (d) asbestos.

(b) Lessor’s Representations and Disclosures

Lessor represents that it has provided Lessee with a description of the Hazardous Materials on or beneath the Project as of the date hereof attached hereto as Exhibit “I” and incorporated herein by reference and that except as described in the documents identified in Exhibit “F,” Lessor has no actual knowledge of any Hazardous Materials at the Project. Lessee acknowledges receipt of the attached Exhibit “F”, which Lessor has provided pursuant to California Health & Safety Code Section 25359.7 which requires:

“Any owner of nonresidential real property who knows, or has reasonable cause to believe, that any release of hazardous substances has come to be located on or beneath that real property shall, prior to the sale, lease or rental of the real property by that owner, give written notice of that condition to the buyer, lessee or renter of the real property.”

(c) Use of Hazardous Materials

Lessee shall not cause or permit any Hazardous Materials to be brought upon, kept or used in, on or about the Project by Lessee or Lessee’s Parties without Lessor’s prior written consent, except that Lessee may, without the need for Lessor’s prior written consent, bring on, keep at and use in, on or about the Premises those Hazardous Materials described in Schedule 4 attached hereto or any similar Hazardous Materials used for substantially the same purposes in substitution thereof in compliance with applicable Environmental Laws, even if they are Hazardous Materials. All such Hazardous Materials will be used, kept and stored by Lessee in a manner that complies with all applicable Environmental Laws. Lessee shall, at all times, use, keep, test, store, handle, transport, treat or dispose all such Hazardous Materials in or about the Project in compliance with all applicable HazMat Requirements. Lessee shall remove Hazardous Materials used or brought onto the Project during the Lease Term from the Project prior to the expiration or earlier termination of the Lease in accordance with any applicable HazMat Requirements and the Surrender Plan approved by Lessor.

(d) Lessee’s Environmental Indemnity

Lessee agrees to indemnify, defend, protect and hold Lessor harmless from any liabilities, losses, claims, damages, penalties, fines, attorney fees, expert fees, court costs, remediation costs, investigation costs, or other expenses resulting from or arising out of the use, storage, treatment, transportation, release, presence, generation, or disposal of Hazardous Materials on, from or about the Project, and/or subsurface or ground water from an act or omission of Lessee (or Lessee’s successor-in-interest), its agents, employees, invitees, vendors or contractors.

(e) Lessee’s Obligation to Promptly Remediate

If the presence of Hazardous Materials on the Premises after the Commencement Date results from an act or omission of Lessee (or Lessee’s successor-in-interest), its agents, employees, invitees, vendors, contractors, guests, or visitors results in contamination of the Project or any water or soil beneath the Project in violation of applicable HazMat Requirements, Lessee shall promptly take all action necessary or appropriate to test, investigate and remedy that contamination, at its sole cost and expense, provided that Lessor’s consent to such action shall first be obtained, which consent shall not be unreasonably withheld, conditioned or delayed.

(f) Notification

Lessor and Lessee each agree to promptly notify the other of any communication received from any governmental entity concerning Hazardous Materials or the violation or alleged violation of Environmental Laws that relate to the Project. In addition, Lessee shall promptly provide to Lessor copies of any approvals or disapprovals received from any relevant governmental agency in connection with permits, licenses or periodic or episodic testing or remediation of the Premises by Lessee required by HazMat Requirements, including but not limited to the plans, permits and licenses described in Schedule 5 attached hereto or any other such plans, permits and licenses instead performed by Lessee pursuant to HazMat Requirements. Without limiting the foregoing, Lessee shall deliver to Lessor any applications for decommissioning the Premises pursuant to HazMat Requirements at the same time such application is delivered to the relevant governmental agency. Lessor shall have the opportunity to participate in, and comment on, any such decommission or surrender plan application and the final version of such plan shall be subject to Lessor’s written approval.

(g) Testing.

Lessor shall have the right to conduct tests of the Premises at any time that Lessor seeks to sell or refinance the Premises, or if Lessor has reasonable grounds to believe that Hazardous Materials may exist at the Premises in violation of the terms of this Lease. Such test shall be performed in order to determine whether any contamination of the Premises or the Project has occurred as a result of Lessee’s use. Lessee shall be required to pay the reasonable cost of such tests of the Premises if they are performed due to Lessor’s reasonable grounds to believe that Hazardous Materials may exist at the Premises in violation of the terms of this Lease (Lessor shall pay the costs of such tests in the event of a sale or refinancing); provided, however, that if Lessee conducts its own tests of the Premises using third party contractors and test procedures acceptable to Lessor which tests are certified to Lessor, Lessor shall accept such tests in lieu of such tests to be paid for by Lessee. In connection with such testing, upon the request of Lessor, Lessee shall deliver to Lessor or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Lessee or any Lessee Parties. If contamination has occurred in violation or excess of the HazMat Requirements for which Lessee is liable under this Section 17.21, Lessee shall pay all costs to conduct such tests. If no such contamination is found, Lessor shall pay the costs of such tests. Lessee shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with HazMat Requirements. Lessor’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Lessor may have against Lessee. Notwithstanding anything herein to the contrary, within thirty (30) days prior to the Expiration Date or any earlier date on which the Lease terminates, Lessee shall, at Lessee’s sole expense, deliver to Lessor a phase II environmental audit of the Premises showing the environmental condition of the Premises and the completion of Lessee’s Surrender Plan for the Premises.

(h) Dispute Resolution. Notwithstanding anything herein to the contrary, if Lessor requires Lessee to perform any testing, clean-up or remediation of Hazardous Materials, or if Lessor requires Lessee to modify Lessee’s use of Hazardous Materials at the Premises in a manner or in amounts other than as is required by Environmental Laws pursuant to either this Section 17.21 or Section 17.09(c) above, and Lessee believes that Lessor’s requirements are not commercially reasonable, then if Lessee provides Lessor with written notice thereof (the “Dispute Notice”) within fifteen (15) business days of the date on which Lessor first informs Lessee in writing of such requirement, then such dispute shall be remedied pursuant to the terms of this Subparagraph 17.22(h). If such a dispute exists, Lessor and Lessee shall meet within ten (10) business days after the date of the Dispute Notice and attempt in good faith to resolve the dispute. If, despite such meeting, the parties cannot resolve the dispute, each of Lessor and Lessee shall separately designate to the other in writing an environmental expert to determine if the requirement in question is commercially reasonable. The two (2) environmental experts shall then each prepare a written proposal of a commercially reasonable environmental requirement for the activity in question. Each environmental expert designated shall have at least ten (10) years experience in performing environmental audits of real property in San Mateo County and shall be paid by the party choosing such expert. The failure of either party to appoint an environmental expert within the time allowed shall be deemed equivalent to appointing the environmental expert appointed by the other party, who shall then determine whether the requirement in question is commercially reasonable. If the two (2) environmental experts are unable to agree on whether the requirement in question is commercially reasonable, or, in lieu thereof, to come to agreement on a commercially reasonable environmental requirement for the issue in question, within fifteen (15) business days of their appointment, the two designated environmental experts shall jointly designate a third similarly qualified environmental expert. The third environmental expert shall within ten (10) business days following its appointment, then determine which of the two environmental experts’ determinations most closely reflects an appropriate, commercially reasonable requirement with respect to the Hazardous Materials issue in question. The third environmental expert shall have no rights to adjust, amend or otherwise alter the determinations made by the environmental experts selected by the parties, but must select one or the other of such experts’ submissions. The determination by such third environmental expert shall be final and binding upon the parties. Said third environmental expert shall, upon selecting the determination, concurrently notify both parties hereto. The parties shall share the expenses of the third environmental expert equally.

(i) Survival.

Lessee’s obligations pursuant to this Section 17.21 shall survive the expiration or earlier termination of this Lease.

Section 17.22 Modifications Required by Lessor’s Lender

If any lender of Lessor requests a modification of this Lease that will not increase Lessee’s cost or expense or materially and adversely change Lessee’s rights and obligations hereunder, this Lease shall be so modified and Lessee shall execute whatever documents are required by such lender and deliver them to Lessor within ten (10) days after the request.

Section 17.23 Brokers

Lessor and Lessee each represents to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for Cornish & Carey Commercial, in the case of Lessor, and Cornish & Carey Commercial in the case of Lessee (collectively, the “Brokers”) and that they know of no other real estate broker or agent who is entitled to a commission or finder’s fee in connection with this Lease. Each party shall indemnify, protect, defend, and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including reasonable attorney fees) for any leasing commission, finder’s fee, or equivalent compensation alleged to be owning on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers. The terms of this Section 17.23 shall survive the expiration or earlier termination of the Lease.

Section 17.24 Acknowledgment of Notices

Lessor has provided and Lessee hereby acknowledges receipt of the Notices attached as Exhibits “G” and “H” hereto, concerning the presence of certain uses and operations of neighboring parcels of land.

Section 17.25 Right of First Offer.

(a) Grant.

Subject to the terms of this Section 17.25, Lessor grants to Lessee during the Right of First Offer Term a continuing right of first offer (“Right of First Offer”) to lease any space which is available for lease located in Building 6 in the Project (“Available Space”). For the purposes of this Section 17.25, such space shall not be deemed available for lease, and this Right of First Offer shall not apply, if the space in question is already leased to a tenant thereof who leases or re-leases such space pursuant to any then-existing or future agreement to extend the term of its lease or expand the size of its premises between Lessor and such tenant.

(b) Term.

The term of the Right of First Offer (“Right of First Offer Term”) shall commence on the Commencement Date of this Lease and shall terminate on the expiration or earlier termination of this Lease.

(c) Covenants of Lessor.

Subject to the conditions precedent established by subsection (e) below, if at any time during the Right of First Offer Term Lessor decides to offer any Available Space for lease to the general public, Lessor shall first provide Lessee with a written notice (“Offer Notice”) detailing (i) the rent at which said Available Space is being offered, (ii) the rentable square footage and location thereof, (iii) the date the Available Space will become available and (iv) all other material economic terms upon which Lessor proposes to lease the Available Space to Lessee. If Lessee does not deliver an Acceptance Notice (as defined below) in response to such Offer Notice and Lessor subsequently decides to offer the Available Space for lease to the general public at a lesser rental rate than was described in the initial Offer Notice, then Lessor shall send Lessee a subsequent Offer Notice and the terms of this Section 17.25 shall apply again to such subsequent Offer Notice.

(d) Exercise of Lessee’s Right of First Offer.

Subject to the conditions precedent established by subsection (e) below, Lessee may exercise Lessee’s Right of First Offer to lease all (but not less than all) of the Available Space described in the Offer Notice by providing Lessor with written notice (“Acceptance Notice”) thereof within ten (10) business days of Lessor’s delivery to Lessee of the Offer Notice. If Lessee does not exercise its Right of First Offer within said ten (10) business day period, Lessor shall be relieved of Lessor’s obligation to lease the Available Space mentioned in the Offer Notice to Lessee and the provisions of this Section 17.25 shall not apply to Lessor.

(e) Conditions to Right of First Offer.

Notwithstanding anything to the contrary in this Section 17.25, Lessor shall have no obligation to provide Lessee with an Offer Notice, and Lessee shall have no right to exercise Lessee’s Right of First Offer, if: (i) Lessor has delivered a written notice to Lessee that Lessee is in default hereunder or under the Building 10 Lease and such default has not yet been cured either: (a) at the time Lessor seeks to lease the Available Space in question, or at the time Lessee seeks to give Lessor an Acceptance Notice, whichever, is relevant, or (b) upon the date Lessee seeks to take possession of the Available Space referenced in the Offer Notice, (ii) Lessee has assigned this Lease or sublet more than fifty percent (50%) of the rentable space located in the Premises to a party other than an Affiliate, (iii) Lessee then occupies less than fifty percent (50%) of the Premises, (iv) Lessee has received more than three (3) written notices of monetary default and more than one (1) written notice of a non-monetary default from Lessor hereunder during the Lease Term or under the Building 10 Lease during the “Lease Term” of that lease, (v) as of the date of such Offer Notice, Lessee does not meet the financial tests set forth in Schedule 6 attached hereto, or (vi) Lessor’s lender does not consent to Lessee’s expansion into the Available Space.. Lessee’s Right of First Offer shall be personal to Lessee and Lessee’s Affiliate and shall not be transferable with any assignment of this Lease or subletting of the Premises.

(f) Terms for Right of First Offer.

In the event that Lessee exercises Lessee’s Right of First Offer, Lessee’s occupancy of the Available Space taken shall be on all of the same terms and conditions described in the Offer Notice. In such event, Lessee’s Share due hereunder shall also be adjusted accordingly.

(g) New Lease.

Lessor and Lessee hereby agree to execute a new lease for such Available Space in the same form and, except for the business terms of the Offer Notice and terms made necessary as a result of the different space, having the same content as this Lease (“New Lease”) prior to Lessee’s occupancy of the Available Space in question. The New Lease shall specify, among other things, the Rent, date of occupancy, increase in Lessee’s Share and square footage of the Available Space taken in connection with Lessee’s exercise of Lessee’s Right of First Offer, and shall otherwise be on the terms of this Lease, except for whatever changes are required in connection with any differing uses of the Available Space by Lessee. If Lessee does not execute such a New Lease within ten (10) business days after the date on which Lessor provides Lessee with a form of New Lease as described in this Subsection (g), then, at Lessor’s option, Lessee’s right to lease the Available Space on the terms referenced in the Offer Notice shall be void and terminated, provided that such termination shall not affect Lessee’s ongoing rights pursuant to the terms of this Section 17.25.

Section 17.26 Right of First Refusal.

(a) Grant.

Subject to the terms of this Section 17.26, Lessor grants to Lessee during the Right of First Refusal Term a continuing right of first refusal (“Right of First Refusal”) to lease any space which is available for lease in either Building 7 or Building 8 in the Project (“Available ROFR Space”). For the purposes of this Section 17.26, such space shall not be deemed available for lease, and this Right of First Refusal shall not apply, if the space in question is already leased to a tenant thereof who leases such space pursuant to any then-existing or future agreement to extend the term of its lease or expand the size of its premises between Lessor and such tenant.

(b) Covenants of Lessor.

Subject to the conditions precedent established by subsection (d) below, if at any time during the Lease Term Lessor receives an offer which Lessor is willing to accept from a bona fide third party to lease any space in the Available ROFR Space, Lessor shall first provide Lessee with a written notice (“Refusal Offer Notice”) detailing (i) the rent at which said Available ROFR Space is to be leased to the third party, (ii) the rentable square footage and location thereof, (iii) the date the Available ROFR Space will become available and the term of the proposed lease and (iv) all other material economic terms upon which Lessor is willing to lease the Available ROFR Space in question to such third party.

(c) Exercise of Lessee’s Right of First Refusal.

Subject to the conditions precedent established by subsection (d) below, Lessee may exercise Lessee’s Right of First Refusal to lease all (but not less than all) of the Available ROFR Space described in the Refusal Offer Notice by providing Lessor with written notice (“ROFR Acceptance Notice”) thereof within five (5) business days of Lessor’s delivery to Lessee of the Refusal Offer Notice. If Lessee does not exercise its Right of First Refusal within said five (5) business day period, Lessor shall be relieved of Lessor’s obligation to lease the Available ROFR Space mentioned in the Refusal Offer Notice, to Lessee and the provisions of this Section 17.26 shall not apply to Lessor. If the transaction described in the ROFR Offer Notice is not consummated, then, prior to entering into a new lease for the Available ROFR Space, Lessor shall repeat the process described in this Section 17.26.

(d) Conditions to Right of First Refusal.

Notwithstanding anything to the contrary in this Section 17.26, Lessor shall have no obligation to provide Lessee with a Refusal Offer Notice, and Lessee shall have no right to exercise Lessee’s Right of First Refusal, if: (i) Lessor has delivered to Lessee a written notice that Lessee is in default hereunder or under the Building 10 Lease and such default has not yet been cured either: (a) at the time Lessor seeks to lease the Available ROFR Space in question, or at the time Lessee seeks to give Lessor an ROFR Acceptance Notice, whichever, is relevant, or (b) upon the date Lessee seeks to take possession of the Available ROFR Space referenced in the Refusal Offer Notice, (ii) Lessee has assigned this Lease or sublet more than fifty percent (50%)

of the rentable space located in the Premises to a party other than an Affiliate, (iii) Lessee then occupies less than fifty percent (50%) of the Premises, (iv) Lessee has received more than three (3) written notices of monetary default and one (1) written notice of non-monetary default from Lessor hereunder during the Lease Term or under the Building 10 Lease during the “Lease Term” of that lease, (v) at the time of the Refusal Offer Notice Lessee fails to meet the financial tests set forth in Schedule 6 attached hereto, or (vi) Lessor’s lender does not consent to Lessee’s expansion into the Available Space.. Lessee’s Right of First Refusal shall be personal to Lessee and Lessee’s Affiliate and shall not be transferable with any assignment of this Lease or subletting of the Premises.

(e) Terms for Right of First Refusal.

In the event that Lessee exercises Lessee’s Right of First Refusal, Lessee’s occupancy of the Available ROFR Space taken shall be on all of the same terms and conditions described in the Refusal Offer Notice. In such event, Lessee’s Share due hereunder shall also be adjusted accordingly.

(f) New Lease.

Lessor and Lessee hereby agree to execute a new lease for such Available ROFR Space in the same form and, except for the business terms of the ROFR Offer Notice and terms made necessary as a result of the different space, having the same content as this Lease (“ROFR Lease”) prior to Lessee’s occupancy of the Available ROFR Space in question. The ROFR Lease shall specify, among other things, the Rent, date of occupancy, increase in Lessee’s Share and square footage of the Available ROFR Space taken in connection with Lessee’s exercise of Lessee’s Right of First Refusal, and shall otherwise be on the terms of this Lease, except for whatever changes are required in connection with any differing uses of the Available ROFR Space by Lessee. If Lessee does not execute such a ROFR Lease within ten (10) business days after the date on which Lessor provides Lessee with a form of ROFR Lease as described in this Subsection (f), then, at Lessor’s option, Lessee’s right to lease the Available ROFR Space on the terms referenced in the ROFR Offer Notice shall be void and terminated, provided that such termination shall not affect Lessee’s ongoing rights pursuant to the terms of this Section 17.26.

Section 17.27 Lessee’s Expansion Right. If, during the Lease Term, Lessee desires to lease additional space in the Project but there is no such space then available for lease in the Project, and if Lessor (and Lessor’s lender) determines, in its sole and absolute discretion, that it would not adversely affect the Project and Lessor determines, in Lessor’s sole and absolute discretion, that Lessor can construct an additional building in the Project, then, at Lessee’s written request, Lessor shall use Lessor’s good faith efforts to gain the necessary governmental approvals for, and shall construct, such an additional building for Lessee’s use. The size, location and date of availability of such building, and the economic terms on which Lessor shall lease such building to Lessee, shall be subject to the mutual agreement of the Lessor and Lessee. Further, Lessor shall have no obligations whatsoever to Lessee under this Section 17.27 if at the time of Lessee’s request for such building Lessee does not meet the relevant financial tests set forth in Schedule 6 attached hereto or has received a written notice of default hereunder or under the Building 10 Lease and such default has not yet been cured. The terms of this Section 17.27 shall only be operative at any time that Pacific Shores Investors, LLC or any affiliate thereof owns the entire Project, and upon the sale or other transfer of this Project or any portion thereof the terms of this Section 17.27 shall be rendered null and void and of no further effect, and the Lessor shall then have no further obligations to the Lessee hereunder whatsoever.

Section 17.28 Notification of Intention to Market. If Lessor shall decide to market the Project for sale, Lessor shall provide Lessee with marketing materials therefore at the same time and in a similar manner as Lessor provides such materials to the general public. Nothing herein shall be deemed to create an obligation of Lessor to sell the Project or enter into negotiations for the sale of the Project with Lessee or keep Lessee informed of the status of any such negotiations with a third party for the sale of the Project. The parties acknowledge and agree that nothing herein shall be deemed to create any sort of an option, right of first refusal, right of first offer, right of first negotiation or any other type of option or right of Lessee to purchase the Project or any portion thereof. The obligation of Lessor hereunder is limited solely to notifying Lessee of Lessor’s marketing of the Project for a potential sale, and Lessor reserves the right to sell the Project, or not sell it at all, on any terms and conditions that Lessor shall deem appropriate, in Lessor’s sole and absolute discretion. Lessee agrees to keep the notification delivered to it by Lessor hereunder strictly and completely confidential, and shall not disclose such notification to anyone whatsoever. The terms of this Section 17.28 shall only be operative at any time that Pacific Shores Investors, LLC or any affiliate thereof owns the entire Project, and upon the sale or other transfer of this Project or any portion thereof the terms of this Section 17.28 shall be rendered null and void and of no further effect, and the Lessor shall then have no further obligations to the Lessee hereunder whatsoever.

Section 17.29 List of Lease Expiration Dates. Upon written request therefor by Lessee, Lessor shall deliver to Lessee a list of then current expiration dates (not taking into account any extension or expansion rights that may or may not be exercised by the tenants of the Project) of the current leases of space in the portion of the Project then owned by Lessor, which list shall also describe the size and location of the space in question. Nothing herein shall be deemed to create an obligation of Lessor to lease such space to Lessee or enter into negotiations for the lease of such space to Lessee or keep Lessee informed of the status of any space for lease in the Project. The parties acknowledge and agree that nothing in this Section 17.29 shall be deemed to create any sort of an option, right of first refusal, right of first offer, right of first negotiation or any other type of option or right of Lessee to lease space the Project or any portion thereof. The obligation of Lessor hereunder is limited solely to delivering to Lessee a list of the expiration dates of existing leases of space in the Project.

Section 17.30 [Intentionally omitted.]

Section 17.31 Condition Subsequent. Notwithstanding anything to the contrary herein, Lessor and Lessee acknowledge and agree that the effectiveness of this Lease is conditioned upon Lessee’s exercise of Lessee’s option to lease the Premises and the Building 10 Premises (as defined therein) pursuant to the terms of that certain Amended and Restated Option to Lease dated June 15, 2006 (the “Option Agreement”) between Lessor, as optionor, and Lessee, as optionee. Notwithstanding Lessor and Lessee’s execution of this Lease, if Lessee fails to exercise such option by July 5, 2006, or if the Option Agreement is terminated pursuant to its terms, then this Lease and all of the obligations of the parties hereunder shall terminate and be null and void, and any amount prepaid by Lessee to Lessor hereunder shall be promptly repaid to Lessee.

Section 17.32 List of Exhibits

EXHIBIT A:	Premises

EXHIBIT B:	Memorandum of Commencement of Lease Term and Schedule of Base Rent

EXHIBIT C	SNDA

EXHIBIT D	Signage Exhibit

EXHIBIT E	Intentionally Deleted

EXHIBIT F	Hazardous Materials Disclosure

EXHIBIT G:	Notice to Tenants

EXHIBIT H:	Notice to Tenants

EXHIBIT I:	Rules and Regulations

SCHEDULE 1	License Agreement

SCHEDULE 2	Intentionally Deleted

SCHEDULE 3	Removal Obligations Standard

SCHEDULE 4	Permitted Hazardous Materials

SCHEDULE 5	Plans, Licenses and Permits

SCHEDULE 6	Financial Tests

LESSOR AND LESSEE EACH HAS CAREFULLY READ AND HAS REVIEWED THIS LEASE AND BEEN ADVISED BY LEGAL COUNSEL OF ITS OWN CHOOSING AS TO EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOWS ITS INFORMED AND VOLUNTARY CONSENT THERETO. EACH PARTY HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS AND CONDITIONS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

Executed at Redwood City, California, as of the reference date.

(Signatures continued on next page)

LESSOR:	ADDRESS:

PACIFIC SHORES INVESTORS, LLC,	c/o Jay Paul Company
a Delaware limited liability company	350 California Street, Suite 1905
San Francisco, CA 94104-1432

By:	Pacific Shores Mezzanine, LLC,
a Delaware limited liability company,
its sole member

By:	Pacific Shores Junior Mezz, LLC,
a Delaware limited liability company
its sole member

By:	Pacific Shores Junior Mezz Managers, LLC,
a Delaware limited liability company,
its sole member

By:	Pacific Shores Development, LLC,
a Delaware limited liability company,
its sole member

By:	TECHNOLOGY LAND LLC,
a California limited liability company,
Operating Member

By:	/s/ Jay Paul
Jay Paul, Sole Managing Member

LESSEE:		ADDRESS:

PDL BIOPHARMA, INC.,		(Before Commencement Date)
a Delaware corporation
34801 Campus Drive
By:	/s/ Mark McDade	Freemont, California 94555
	Mark McDade	Attention: Ms. Laurie Torres, VP Human Resources
(Type or Print Name)
Its:	Chief Executive Officer	(After Commencement Date)

Pacific Shores Center
Building 9
1400 Seaport Boulevard
Redwood City, CA 94063

With a copy to:

Silicon Valley Law Group
25 Metro Drive, Suite 600
San Jose, California 95110
Attn: Lucy A. Lofrumento, Esq.

EXHIBIT A

to

PACIFIC SHORES INVESTORS, LLC

LEASE

to

PDL BIOPHARMA, INC.,

a Delaware corporation

LESSEE

for

PREMISES

at

Pacific Shores Center

Building 9

Redwood City, California 94063

REAL PROPERTY LEGAL DESCRIPTION,

SITE PLAN AND PREMISES FLOOR PLAN

(See Building Description and Depiction of Property attached)

A-1

EXHIBIT A

LEGAL DESCRIPTION

Real property in the City of Redwood City, County of San Mateo, State of California described as follows:

Lot 9 as shown on the certain Map of Pacific Shores Center filed July 21, 2000 in Book 130 of Maps, pages 66-74, San Mateo County Records.

A-2

Site Plan

EXHIBIT B

to

PACIFIC SHORES INVESTORS, LLC

LEASE

to

PDL BIOPHARMA, INC.,

a Delaware corporation

as

LESSEE

for

PREMISES

at

Pacific Shores Center

Building 9

Redwood City, California 94063

MEMORANDUM OF

COMMENCEMENT OF LEASE TERM

Pursuant to Article III, Section 3.01, paragraph (a) of the above-referenced Lease, the parties to said Lease agree to the following:

The Commencement Date of the Lease                      and the Lease Term commenced on said date. The Expiration Date for the initial Lease Term is                     .

The date for commencement of Base Rent for the Premises is                     .

The date for commencement of Additional Rent, including, without limitation, Operating Expenses is                     .

Attached hereto as a part hereof is a true and correct schedule of Base Rent. The total Rentable Area of the Premises is an agreed                                      rentable square feet.

Each person executing this Memorandum certifies that he or she is authorized to do so on behalf of and as the act of the entity indicated. Executed as of                              , 2006, at Redwood City (San Mateo County), California.

B-1

“Lessor”

PACIFIC SHORES INVESTORS, LLC
a Delaware limited liability company

By:	Pacific Shores Mezzanine, LLC,
a Delaware limited liability company,
its sole member

By:	Pacific Shores Junior Mezz, LLC,
a Delaware limited liability company
its sole member

By:	Pacific Shores Junior Mezz Managers, LLC,
a Delaware limited liability company,
its sole member

By:	Pacific Shores Development, LLC,
a Delaware limited liability company,
its sole member

By:	TECHNOLOGY LAND LLC,
a California limited liability company,
Operating Member

By:
Jay Paul, Sole Managing Member

“Lessee”

PDL BIOPHARMA, INC.,
a Delaware corporation

By:
(Type or Print Name)

Its:

B-2

EXHIBIT C

to

PACIFIC SHORES INVESTORS, LLC

LEASE

to

PDL BIOPHARMA, INC.,

a Delaware corporation

as

LESSEE

for

PREMISES

at

Pacific Shores Center

Building 9

Redwood City, California 94063

SUBORDINATION, NONDISTURBANCE

AND ATTORNMENT AGREEMENT

NOTICE:	THIS SUBORDINATION AGREEMENT RESULTS IN YOUR OPTION AGREEMENT, BUILDING 9 LEASE AND BUILDING 10 LEASE BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF THE DEED OF TRUST (DEFINED BELOW).

THIS AGREEMENT is dated for reference as of the      day of                     , 2006, and is made between WELLS FARGO BANK, N.A., as Trustee for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2004-TFL2 (“Mortgagee”), PACIFIC SHORES INVESTORS, LLC, a Delaware limited liability company (“Lessor”), and PROTEIN DESIGN LABS, INC., a Delaware corporation (“Lessee”).

RECITALS

A.

Lessor currently owns the Pacific Shores Center in Redwood City, California, which project includes that certain approximately 283,015 square foot building located at 1400 Seaport Boulevard and related real property referred to herein as the “Building 9 Premises”, and that certain approximately 164,732 square foot building located at 1500 Seaport Boulevard and related real property referred to herein as “Building 10 Premises.”

B.

Lessor and Lessee have entered into (a) that certain Triple Net Space Lease for the Building 9 Premises (“Building 9 Lease”), and (b) that certain Triple Net Space Lease for the Building 10 Premises (“Building 10 Lease”).

C.

Mortgagee is the current holder of a loan made by Column Financial, Inc. to Lessor and secured by a deed of trust (the “Deed of Trust”) encumbering the real property of which the Building 9 Premises and the Building 10 Premises form a part (the “Property”), and the parties desire to set forth their agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the sum of ONE DOLLAR ($1.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. The Building 9 Lease and the Building 10 Lease are and shall be subject and subordinate to the Deed of Trust insofar as it affects the Property, and to all of Mortgagee’s rights thereunder, including all renewals, modifications, consolidations, replacement and extensions of the Deed of Trust, to the full extent of amounts secured thereby and interest thereon.

2. Subject to the terms and conditions of Paragraph 3 of this agreement, Lessee agrees that it will attorn to and recognize any purchaser at a foreclosure sale under the Deed of Trust, any transferee who acquires the Property by deed in lieu of foreclosure, and the successors and assigns of such purchasers (the applicable party taking title is referred to as the “New Owner”), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of said leases upon the same terms and conditions set forth in the Building 9 Lease and the Building 10 Lease.

3. Regardless of any default under any such mortgage, deed of trust or other encumbrance or any sale of the Property under such mortgage, deed of trust or other encumbrance, the Building 9 Lease and the Building 10 Lease and Lessee’s rights thereunder, shall not be disturbed by the mortgagee or beneficiary or anyone claiming under or through such mortgagee or beneficiary; provided, however that nothing contained herein shall prevent Mortgagee from naming Lessee in any foreclosure or other action or proceeding initiated in order for Mortgagee to avail itself of and complete any such foreclosure or other remedy, so long as such joinder does not result in a termination of the Building 9 Lease and/or the Building 10 Lease, or diminish Lessee’s rights and privileges under the Building 9 Lease or the Building 10 Lease. After acquisition of title by a New Owner, Building 9 Lease and the Building 10 Lease shall be a direct agreement(s) between Lessee and the New Owner. Lessee shall be obligated to perform for the New Owner under the Building 9 Lease and the Building 10 Lease and the New Owner shall assume the obligations of the Lessor under the Building 9 Lease and the Building 10 Lease, including without limitation any extension thereof pursuant to the terms of the Building 9 Lease and the Building 10 Lease, in accordance with the terms of the applicable document(s), subject to Section 4 below.

4. If any New Owner succeeds to the interest of Lessor under the Building 9 Lease or the Building 10 Lease, the New Owner shall not be:

(a) liable for any act or omission of any prior lessor (including Lessor); provided, that nothing herein shall release the lessor under the Building 9 Lease or the Building 10 Lease from the obligation to perform maintenance or repair obligations or limit New Owner’s obligations under said leases to correct any conditions in violation of the New Owner’s obligations as lessor under the Building 9 Lease or the Building 10 Lease provided that Lessee provides such New Owner with written notice of such default and opportunity to cure pursuant to Section 6 below; or

(b) liable for the return of any security deposit under either the Building 9 Lease or the Building 10 Lease not actually received by Mortgagee or the New Owner; or

(c) subject to any offsets or claims which Lessee might have against any prior lessor (including Lessor); or

(d) bound by any rent or additional rent which Lessee might have paid under the Building 9 Lease or the Building 10 Lease for more than the current month to any prior lessor (including Lessor) unless such monies have been actually received by New Owner; or

(e) bound by any amendment or modification of the Building 9 Lease or the Building 10 Lease (including an agreement to terminate the Building 9 Lease or the Building 10 Lease, other than as expressly contained in the Building 9 Lease or the Building 10 Lease) made without its consent.

5. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

6. Lessee agrees to give Mortgagee notice of any default by Lessor under the Building 9 Lease and the Building 10 Lease (if and when executed by the parties). Lessee further agrees that if Lessor shall have failed to cure such default within the time provided for in the Building 9 Lease or the Building 10 Lease, then Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of legal proceedings, if necessary to effect such cure) in which event neither the Building 9 Lease nor the Building 10 Lease shall be terminated while such remedies are being so diligently pursued. Lessee shall accept performance by Mortgagee of any term, covenant, condition or agreement to be performed by Lessor under the Building 9 Lease or the Building 10 Lease with the same force and effect as though performed by Lessor.

7. In the event Mortgagee succeeds to the interest of Lessor in the Property, Lessee’s rights against Mortgagee, as lessor, shall be limited to Mortgagee’s interest in the Property, and Lessee shall have no recourse with regard to any other assets of Mortgagee.

8. Any notices which a party may be obligated or elect to give hereunder shall be sufficient if sent by certified mail, return receipt requested, postage prepaid or by Federal Express or other established overnight courier addressed as follows:

If to Mortgagee:

Wells Fargo Bank, N.A., as Trustee for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2004-TFL2
c/o Wachovia Securities, Commercial Real Estate Services
8739 Research Drive-URP4
Charlotte, NC 28288-1075 (28262-1075 for overnight deliveries)
Attn: Alex Aguilar Fax: 704-715-0036

with a copy to:	Alston & Bird LLP 101 South Tryon Street, Suite 4000 Charlotte, NC 28280-4000 Attn: James A.L. Daniel, Jr., Esq. Fax: 704-444-1776

If to Lessee:	PDL BioPharma, Inc. 34801 Campus Drive Fremont, California 94555 Attention: Laurie Torres, VP Human Resources Facsimile: (510) 574-1661

With a copy to:	Silicon Valley Law Group 25 Metro Drive, Suite 600 San Jose, California 95110 Attention: Lucy Lofrumento, Esq. Facsimile: (408) 573-5701

Any such notice shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or non-delivery indicated on the return receipt if sent by certified mail. The above addresses may be changed by the persons identified above from time to time designated by written notice given as herein required; provided that no notice of a change of address shall be effective until actual receipt of such notice.

9. In the event of the bringing of any action or suit by any party or parties hereto against another party or parties hereunder alleging a breach of any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party or parties shall recover all reasonable costs and expenses of suit, including without limitation, reasonable attorneys’ fees, consultants fees and fees of expert witnesses.

10. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

11. This Agreement may be executed in one or more counterparts, each of which shall be deemed original, and all of which together shall constitute one and the same instrument.

12. Neither Mortgagee nor its designee or nominee shall become liable under the Building 9 Lease and Building 10 Lease, unless and until Mortgagee or its designee or nominee becomes, and then only with respect to periods in which Mortgagee or its designee or nominee remains, the owner of the Property.

13. Lessee acknowledges that Lessor has assigned (or will assign) to Mortgagee its right, title and interest in the Building 9 Lease and the Building 10 Lease and to the rents, issues and profits of the Property pursuant to the Deed of Trust, and that Lessor has been granted the license to collect such rents provided no Event of Default has occurred under, and as defined in, the Deed of Trust. Lessee agrees to pay all rents and other amounts due under the Building 9 Lease and the Building 10 Lease directly to Mortgagee upon receipt of written demand by Mortgagee following an Event of Default, and Lessor hereby consents thereto and agrees that Lessee shall be released and discharged of all liability to Lessor for any such payments made to Mortgagee. The assignment of the Building 9 Lease and the Building 10 Lease to Mortgagee, or the collection of rents by Mortgagee pursuant to such assignment, shall not obligate Mortgagee to perform Lessor’s obligations under the Building 9 Lease and/or the Building 10 Lease.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PDL BIOPHARMA, INC.,
a Delaware corporation

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Trustee for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2004-TFL2

By:	WACHOVIA BANK NATIONAL ASSOCIATION, solely in its capacity as Master Servicer

By:
Name:
Title:

The undersigned Lessor hereby consents to the foregoing Subordination, Non-Disturbance and Attornment Agreement and confirms the facts stated in the foregoing Subordination, Non-Disturbance and Attornment Agreement.

LESSOR:

PACIFIC SHORES INVESTORS, LLC,

a Delaware limited liability company

By:	Pacific Shores Mezzanine, LLC,
a Delaware limited liability company,
its sole member

	By:	Pacific Shores Junior Mezz, LLC,
a Delaware limited liability company
its sole member

		By:	Pacific Shores Junior Mezz Managers, LLC,
a Delaware limited liability company,
its sole member

			By:	Pacific Shores Development, LLC,
a Delaware limited liability company,
its sole member

				By:	TECHNOLOGY LAND LLC,
a California limited liability company,
Operating Member

By:
Jay Paul, Sole Managing Member

ACKNOWLEDGMENTS

STATE OF CALIFORNIA	)
) ss.:
COUNTY OF	)

On                         , 2006, before me,                                      the undersigned, a notary public in and for said state, personally appeared                                                      , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

STATE OF CALIFORNIA	)
) ss.:
COUNTY OF	)

On                          , 2006, before me,                                          the undersigned, a notary public in and for said state, personally appeared                                              , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

STATE OF CALIFORNIA	)
) ss.:
COUNTY OF	)

On                          , 2006, before me,                                      the undersigned, a notary public in and for said state, personally appeared                                                      , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

STATE OF CALIFORNIA	)
) ss.:
COUNTY OF	)

On                          , 2006, before me,                                        the undersigned, a notary public in and for said state, personally appeared                                                  , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

EXHIBIT D

TO

PACIFIC SHORES INVESTORS, LLC

LEASE

TO

PDL BIOPHARMA, INC.

as

LESSEE

For

Pacific Shores Center

Building 9

1400 Seaport Boulevard

Redwood City, California 94063

SIGNAGE EXHIBIT

SINGLE TENANT BUILDINGS

Each tenant of a single tenant Building will be permitted (subject to compliance with Section 17.15 of the Lease) to place one sign to be located near the entrance to the parking lot associated with Building 9 (“Monument”). The exact size, design, color, location and materials of the Monument, and of the Lessee’s sign on the Monument, will be determined by Lessor in its sole and absolute discretion, provided that Lessor will not unreasonably withhold its consent to a tenant sign which employs a design and color commonly used by such tenant for marketing purposes so long as it fits within the space allocated by Lessor, and so long as it is in keeping with the overall design scheme of the Project. Each such tenant will also be permitted (subject to compliance with Section 17.15 of the Lease) to place one sign on the exterior surface of Building 9. Lessor reserves the right to allow different or additional signage anywhere in the Project, provided that, so long as Lessor may lawfully do so, Lessor will not reduce the size of space allocated on the Monument to a size smaller than that permitted as of the commencement date of the Lease, unless the size of the premises subject to the lease decreases from its size as of the lease commencement date or unless Lessor provides alternate signage of reasonably equivalent visibility. All signs shall comply with all applicable government laws and regulations and with the Pacific Shores Signage Master Plan (City of Redwood City Design Review Submittal dated November 11, 2000).

D-1

EXHIBIT E

To

PACIFIC SHORES INVESTORS, LLC.

LEASE

to

PDL BIOPHARMA, INC.,

For

PREMISES

at

1400 Seaport Drive

Building 9

Redwood City, California

INTENTIONALLY DELETED

E-1

EXHIBIT F

to

PACIFIC SHORES INVESTORS, LLC

LEASE

to

PDL BIOPHARMA, INC.,

as

LESSEE

for

PREMISES

at

Pacific Shores Center

Building 9

Redwood City, California 94063

HAZARDOUS MATERIALS DISCLOSURE

Lessor has provided Lessee, and Lessee acknowledges that it has received and pursuant to Section 17.22(b) of the Lease, reviewed same, a copy of each of those certain documents entitled: (i) PHASE I, ENVIRONMENTAL SITE ASSESSMENT, PACIFIC SHORES CENTER, REDWOOD CITY, CALIFORNIA, Prepared for: The Jay Paul Company, San Francisco, California, Prepared by: IRIS ENVIRONMENTAL, Oakland, California, December 20, 1999, Job No. 99-122A; and (ii) PHASE II, ENVIRONMENTAL SITE ASSESSMENT, PACIFIC SHORES CENTER, 1000 SEAPORT BOULEVARD, REDWOOD CITY, CALIFORNIA, Prepared for: The Jay Paul Company, San Francisco, California, Prepared by: IRIS ENVIRONMENTAL, Oakland, California, January 14, 1999, Job No. 99-122-B

LESSEE

PDL BIOPHARMA, INC., a Delaware corporation

By:

(Type or print name)

Its:

By:
(Type or print name)

Its:

F-1

EXHIBIT G

to

PACIFIC SHORES INVESTORS, LLC

LEASE

to

PDL BIOPHARMA, INC.,

a Delaware corporation

as

LESSEE

for

PREMISES

at

Pacific Shores Center

Building 9

Redwood City, California 94063

NOTICE TO TENANTS AND TRANSFEREES OF

CURRENT OR FUTURE USES OF ADJACENT PORT PROPERTY

Notice is hereby given to all lessees, tenants and transferees of land or interests in land located within Pacific Shores Center of the presence or potential future presence of Port related industrial activities on Port property adjacent to and west of Pacific Shores Center. All recipients of this notice should be aware of the following facts:

1. The parcel of Port property adjacent to Pacific Shores Center to the northwest shown on the Exhibit J-Figure One attached hereto (the “Port Parcel”) is now or may be developed for Port related maritime and industrial uses similar to those occupying other properties along the west side of Seaport Boulevard and to the west of Pacific Shores Center.

2. Such Port related maritime and industrial activities are those which are permitted by the general industrial zoning of the City of Redwood City and may include heavy industrial land uses, including uses which involve the receipt, transport, storage or management of hazardous wastes, aggregates, cement, gravel and similar materials, including the outdoor storage and handling of such materials.

3. Pacific Shores Center Limited Partnership, on behalf of itself, its successors and assigns, has recognized, accepted and approved such uses of the Port Parcel subject to the utilization of Best Available Management Practices in the development and use of the Port Parcel. Best Available Management Practices are defined on Schedule One to Exhibit G attached hereto.

4. Despite the use of Best Available Management Practices on the Port Parcel by the Port and its lessees and licensees and despite Pacific Shores Center Limited Partnership’s efforts to ensure compatibility between such uses and those in Pacific Shores Center, it is possible that such uses will cause emissions into the air of dust or other particulate matter, or noise or odorous substances which may be offensive to or be perceived as a nuisance by occupants of Pacific Shores Center.

5. Pursuant to covenants made by Pacific Shores Center Limited Partnership on behalf of its successors and assigns, tenants and lessees, the tenants, lessees and transferees of Pacific Shores Center Limited Partnership have approved and accepted such neighboring uses subject to their utilization of Best Available Management Practices.

6. Any actions to enjoin the continuation of such uses or to recover any damages to persons or property related to their operations are subject to a requirement for prior notice found in recorded covenants by Pacific Shores Center Limited Partnership. The following language is excerpted from such covenants:

“In the event that either party hereto believes that the other has failed to perform any covenant made herein in favor of the other, at least ten (10) days prior to the commencement of any action to enforce the covenants hereunder or to recover damages for the breach thereof, that party who believes that a failure to perform has occurred (the “Complaining Party”) shall give written notice (the “Notice”) to the party alleged not to have performed the covenant (the “Non-Complaining Party”) of the specific nature of the alleged failure and of the intent of the Complaining Party to take action to remedy the breach by the Non-Complaining Party. In the event that the nature of the alleged failure to perform is such that the same cannot reasonably be cured within ten (10) days after receipt of the Notice (the “Notice Period”), the Non-Complaining Party shall not be deemed to be in violation of its covenants and no action shall be commenced by the Complaining Party if, within the Notice Period, the Non-Complaining Party commences such cure and thereafter diligently and continuously prosecutes the same to completion within a reasonable time. Provided, however, that the Complaining Party shall not be precluded from recovering any actual damages suffered by reason of the alleged failure to perform prior to or after delivery of the Notice, whether or not such failure is thereafter cured.”

FIGURE ONE TO EXHIBIT G

to

PACIFIC SHORES INVESTORS, LLC

LEASE

to

PDL BIOPHARMA, INC.,

a Delaware corporation

as

LESSEE

for

PREMISES

at

Pacific Shores Center

Building 9

Redwood City, California 94063

LANDS OF THE STATE OF CALIFORNIA
Port Parcel
RMC LONESTAR PARCEL
LANDS OF CARGILL
PACIFIC SHORES LAND
LANDS OF SOUTHERN PACIFIC TRANSPORTATION COMPANY
LANDS OF THE CITY OF REDWOOD CITY
LANDS OF THE CITY OF REDWOOD CITY
LANDS OF CARGILL

	EXHIBIT A	DATE: 4-21-97 SCALE: 1"= 500' JOB: 91_002 DWG: Current

SCHEDULE ONE TO EXHIBIT G

to

PACIFIC SHORES INVESTORS, LLC

LEASE

to

PDL BIOPHARMA, INC.,

a Delaware corporation

as

LESSEE

for

PREMISES

at

Pacific Shores Center

Building 9

Redwood City, California 94063

DEFINITION OF “BEST AVAILABLE MANAGEMENT PRACTICES”

(Exchange Parcel and New Road Access)

“Best Available Management Practices (“BAMP”) means the following:

1. Compliance with all laws, rules and regulations, and operating permits, whether Federal, state or local, applicable to the uses of the Exchange Parcel and industrial operations thereon, including without limitation all laws, rules and regulations and operating permits applicable to emissions into the air of gases, substances and particulate matter, the generation or release of odors or odorous substances into the air, and the generation of noise.

2. Initiation and maintenance of reasonable precautions to minimize emission and transport of dust from the Exchange Parcel and the New Road Access onto the Project Site. As used herein the term “reasonable precautions” shall mean the use of materials, techniques and equipment reasonably available at the time of commencement of a use or operation and designed to minimize emissions during predictably adverse climatic conditions common in the area (collectively, ‘‘initial measures”) plus the addition of one or more of the following additional measures if not already in use and if initial measures prove inadequate to achieve minimization of emission and transport of dust onto the Project Site:

(a) Paving of surfaces used for active operations where the absence of such paving causes emission and transport of dust onto the Project Site;

(b) Installation of wind fences to a height of not less than 20 feet with 50% porosity around areas of open storage and areas of active dust-generating uses causing emission and transport of dust onto the Project Site;

(c) Use of storage silos, open-ended enclosures or water spray equipment for the outdoor storage and handling of materials, such as rock, concrete, soil, mineral substances, and similar materials, causing emission and transport of dust onto the Project Site;

(d) Installation of enclosures or use of water or foam spray bars both above and below the belt surface of all conveyors used for loading and unloading materials, causing emission and transport of dust onto the Project Site; and

3. Initiation of a reasonable, regularly scheduled sweeping program for the New Road Access to minimize accumulation of dust and dirt and/or installation of dust traps, wheel washers or other methods of minimizing the tracking of dust onto the Road Access Area and resulting emission and transport of dust onto the Project Site.

EXHIBIT H

to

PACIFIC SHORES INVESTORS, LLC

LEASE

to

PDL BIOPHARMA, INC.,

a Delaware corporation

as

LESSEE

for

PREMISES

at

Pacific Shores Center

Building 9

Redwood City, California 94063

NOTICE TO PACIFIC SHORES TENANTS, LESSEES, SUCCESSORS, ASSIGNS AND

TRANSFEREES REGARDING CURRENT OR FUTURE USES OF ADJACENT RMC

LONESTAR AND PORT PROPERTY

Notice is hereby given to all tenants, lessees, successors, assigns and transferees of land or interest in land located within the Pacific Shores Center of the presence or potential future presence of maritime and industrial activities on RMC Lonestar and Port of Redwood City property west and adjacent to Pacific Shores Center. Recipients of this notice should be aware of the following:

1. The RMC Lonestar property and parcels of port property adjacent to and west of Pacific Shores Center are shown on the map attached to this notice. The RMC Lonestar and Port properties are now devoted to, or will be developed for, maritime and industrial uses.

2. These maritime and industrial uses are those which are permitted by the “Heavy Industry” General Plan designation and general industrial zoning of the City of Redwood City. These uses include, by way of example and not limitation, uses involving the receipt, transport, storage, handling, processing or management of aggregates, cement, concrete, asphalt, soil or other landscaping materials, recyclable metals and plastics, recyclable concrete and asphalt, chemicals, petroleum products, hazardous wastes, and similar materials, including indoor storage, mixing and handling of these materials.

3. These uses may cause, on either a regular or intermittent basis, air emissions, including without limitation, dust and other particulates, odors, vibrations, loud noises, and heavy truck, rail or marine vessel traffic. These uses may have visual, aesthetic or other aspects that may be offensive or perceived as a nuisance by occupants of Pacific Shores Center.

H-1

EXHIBIT I

to

PACIFIC SHORES INVESTORS, LLC

LEASE

to

PDL BIOPHARMA, INC.,

a Delaware corporation

as

LESSEE

for

PREMISES

at

Pacific Shores Center

Building 9

Redwood City, California 94063

RULES AND REGULATIONS

1. Lessee and Lessee’s employees shall not in any way obstruct the sidewalks, entry passages, pedestrian passageways, driveways, entrances and exits to the Project or the Building, and they shall use the same only as passageways to and from their respective work areas.

2. Any sash doors, sashes, windows, glass doors, lights and skylights that reflect or admit light into the Common Area of the Project shall not be covered or obstructed by the Lessee. Water closets, urinals and wash basins shall not be used for any purpose other than those for which they were constructed, and no rubbish, newspapers, food or other substance of any kind shall be thrown into them. Except in connection with ordinary and customary interior decorating, Lessee shall not mark, drive nails, screw or drill into, paint or in any way deface the exterior walls, roof, foundations, bearing walls or pillars without the prior written consent of Lessor, which consent may be withheld in Lessor’s sole discretion. The reasonable and actual, out-of-pocket expense of repairing any breakage, stoppage or damage resulting from a violation of the foregoing rule shall be borne by Lessee.

3. No awning or shade shall be affixed or installed over or in the windows or the exterior of the Premises except with the consent of Lessor, which consent may not be unreasonably withheld, conditioned or delayed.

4. Lessee shall not do anything in the Premises, or bring or keep anything therein, which will in any way increase the risk of fire or the rate of fire insurance or which shall conflict with the regulations of the fire department or the law or with any insurance policy on the Premises or any part thereof, or with any rules or regulations established by any administrative body or official having jurisdiction, and it shall not use any machinery therein, even though its installation may have been permitted, which may cause any unreasonable noise, jar, or tremor to the floors or walls, or which by its weight might injure the floors of the Premises.

5. Lessor may reasonably limit weight, size and position of all safes, fixtures and other equipment used in the Premises. If Lessee shall require extra heavy equipment, Lessee shall notify Lessor of such fact and shall pay the cost of structural bracing to accommodate it. All damage done to the Premises or Project by installing, removing or maintaining extra heavy equipment shall be repaired at the expense of Lessee.

6. Lessee and Lessee’s officers, agents and employees shall not make nor permit any loud, unusual or improper noises that unreasonably interfere with other lessees or those having business with them, nor bring into or keep within the Project any animal or bird or any bicycle or other vehicle, except such vehicle as Lessor may from time to time permit and guide dogs.

7. No machinery of any kind will be allowed in the Premises without the written consent of Lessor, which consent may not be unreasonably withheld, conditioned or delayed. This shall not apply, however, to customary office equipment or trade fixtures or package handling equipment.

8. All freight must be moved into, within and out of the Project only during such reasonable hours and according to such reasonable regulations as may be posted from time to time by Lessor.

9. Except as provided in the Lease, no aerial or satellite dish or similar device shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the written consent of Lessor, which consent may not be unreasonably withheld, conditioned or delayed. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

10. All garbage, including wet garbage, refuse or trash shall be placed by the Lessee in the receptacles appropriate for that purpose and only at locations prescribed by the Lessor.

11. Lessee shall not burn any trash or garbage at any time in or about the Premises or any area of the Project.

12. Lessee shall observe all security regulations issued by the Lessor and comply with instructions and/or directions of the duly authorized security personnel for the protection of the Project and all tenants therein, except to the extent such regulations unreasonably and materially limit Lessee’s right of access to the Premises and Project’s parking facilities or prohibit Lessor from entering “Secured Areas,” all as provided in the Lease.

13. Any requirements of the Lessee will be considered only upon written application to Lessor at Lessor’s address set forth in the Lease.

14. No waiver of any rule or regulation by Lessor shall be effective unless expressed in writing and signed by Lessor or its authorized agent.

15. Lessor reserves the right to exclude or expel from the Project any person who, in the reasonable judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of the law or the rules and regulations of the Project.

17. Lessor reserves the right at any time to change or rescind any one or more of these rules and regulations or make such other and further reasonable, non-discriminatory rules and regulations as in Lessor’s judgment may from time to time be necessary for the operation, management, safety, care and cleanliness of the Project and the Premises, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants of the Project. Lessor shall not be responsible to Lessee or the any other person for the non-observance or violation of the rules and regulations by any other tenant or other person. Lessee shall be deemed to have read these rules and have agreed to abide by them as a condition to its occupancy of the Premises. Notwithstanding anything to the contrary contained herein, Lessor agrees that the rules and regulations for the Project shall not be (i) modified or enforced in any way by Lessor so as to unreasonably and materially interfere with Lessee’s permitted use set forth in this Lease or Lessee’s access to the Premises or Project parking facility, or (ii) discriminatorily enforced against Lessee and not against other tenants of the Project.

18. Lessee shall abide by any additional rules or regulations which are ordered or requested by any governmental or military authority.

19. In the event of any conflict between these rules and regulations, or any further or modified rules and regulations from time to time issued by Lessor, and the Lease provisions, the Lease provisions shall govern and control.

SCHEDULE 1

to

PACIFIC SHORES INVESTORS, LLC

LEASE

to

PDL BIOPHARMA, INC.,

a Delaware corporation

as

LESSEE

for

PREMISES

at

Pacific Shores Center

Building 9

Redwood City, California 94063

PACIFIC SHORES CENTER

COMMON AREA LICENSE AGREEMENT

This License Agreement (“Agreement”) is dated for reference purposes and entered into by and between Pacific Shores Investors LLC (“PSI”) and PDL BioPharma, Inc. (“Licensee”) as of                     , 200    .

R E C I T A L S

A. Licensee leases Building          at Pacific Shores Center pursuant to a written Lease (“Lease”) and Licensee desires to utilize a portion of the Pacific Shores Center Common Area for                                               (“Event”) on                     , 200     during the hours of              p.m. to              p.m. (“Event Period”); and

B. PSI is willing to grant a temporary license to Licensee for the Event during the Event Period and on that portion of the Pacific Shores Center Common Area depicted on Exhibit A hereto (“Event Location”) on the terms and conditions set forth below.

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AGREEMENT

1. Recitals. The recitals set forth above are true and correct and incorporated into this Agreement.

2. License Granted. PSI hereby grants to Licensee a revocable, temporary license to use the Event Area for the Event during the Event Period on all of the terms and conditions hereof (“License”).

3. Contractors. All contractors hired by Licensee to assist with the event shall be subject to the prior written approval of PSI, which approval shall not be unreasonably withheld.

4. Security. Licensee shall provide security for the Event and for at least one hour prior to and one hour after the Event Period and assumes all risk for the safety of Event participants.

5. Signage. Subject to the prior written approval of PSI as to location, size and materials, Licensee may place signage on the Common Area to direct attendees to the Event. Licensee shall remove and dispose of all such signage within              (    ) hours after the expiration of the Event Period.

6. Clean Up. Licensee shall initiate clean up of the Event Location and all other affected areas of Pacific Shores Center immediately upon expiration of the Event Period and complete such cleanup, such that no evidence of the Event remains, no later than              (    ) hours after the expiration of the Event Period.

7. Damage. Licensee agrees to pay to PSI the cost of repair of any damage arising from or in connection with the Event within five (5) business days after written demand for same.

8. Insurance. Licensee shall maintain in place at all times during the Event Period the insurance required to be maintained by Licensee (as Lessee) under Article VII of the Lease.

9. Indemnity. Licensee shall indemnify and hold PSI free and harmless from any and all liability, claims, loss, damages, causes of action (whether in tort or contract, law or equity, or otherwise), expenses, charges, assessments, fines, and penalties of any kind, including, without limitation, reasonable attorneys’ fees, expert witness fees and costs, arising by reason of the death or injury of any person, including any person who is an employee, agent, invitee, licensee, permittee, visitor, guest or contractor of Licensee, or by reason of damage to or

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destruction of any property, including property owned by Licensee or any person who is an employee, agent, invitee, permittee, visitor, or contractor of Licensee, caused or allegedly caused (1) while that person or property is in or about the Common Area in connection with the Event; (2) by some condition of the Common Area caused by the Event; (3) by some act or omission by Licensee or its agent, employee, licensee, invitee, guest, visitor or contractor or any person in, adjacent, on, or about the Common Area with the permission, consent or sufferance of Licensee in connection with the Event; (4) by any matter connected to or arising out of Licensee’s occupation and use of the Common Area in connection with the Event, or any breach or default in timely observance or performance of any obligation on Licensee’s part to be observed or performed under this License Agreement.

10. Acceptance of Event Location “As-Is”. Licensee accepts the Event Location and all other areas of Pacific Shores Center utilized for the Event (including, without limitation, roadways, driveways and parking areas) “as-is” and “with all faults” and acknowledges that PSI makes no representation or warranty as to the condition of the Event Location or any other part of Pacific Shores Center or as to its suitability for the Event. Licensee assumes all risk as to same, including, without limitation, the risk of injury and property damage for itself, its officers, employees, agents, contractors, invitees, guests and visitors and Licensee waives all claims against PSI and its Affiliates with respect to same except to the extent caused by the gross negligence or intentional misconduct of PSI or its Affiliates.

11. Attorneys’ Fees. If either party herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to recover its reasonable attorneys’ fees, expert witness fees and costs as fixed by Court.

12. Relation to Lease. Money due from Licensee hereunder for any failure to perform its obligations hereto shall be deemed due under the Lease.

13. List of Exhibits.

Exhibit A – Event Location

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By:	Pacific Shores Mezzanine, LLC,
a Delaware limited liability company,
its sole member

	By:	Pacific Shores Junior Mezz, LLC,
a Delaware limited liability company
its sole member

		By:	Pacific Shores Junior Mezz Managers, LLC,
a Delaware limited liability company,
its sole member

			By:	Pacific Shores Development, LLC,
a Delaware limited liability company,
its sole member

				By:	TECHNOLOGY LAND LLC,
a California limited liability company,
Operating Member

By:
Jay Paul, Sole Managing Member

PDL BIOPHARMA, INC.
a Delaware corporation

By:
Name:
Its:

4

SCHEDULE 2

to

PACIFIC SHORES INVESTORS, LLC

LEASE

to

PDL BIOPHARMA, INC.,

a Delaware corporation

as

LESSEE

for

PREMISES

at

Pacific Shores Center

Building 9

Redwood City, California 94063

[Intentionally Deleted]

SCHEDULE 3

to

PACIFIC SHORES INVESTORS, LLC

LEASE

to

PDL BIOPHARMA, INC.,

a Delaware corporation

as

LESSEE

for

PREMISES

at

Pacific Shores Center

Building 9

Redwood City, California 94063

REMOVAL OBLIGATIONS SCHEDULE

SCHEDULE 4

to

PACIFIC SHORES INVESTORS, LLC

LEASE

to

PDL BIOPHARMA, INC.,

a Delaware corporation

as

LESSEE

for

PREMISES

at

Pacific Shores Center

Building 9

Redwood City, California 94063

PERMITTED HAZARDOUS MATERIALS

SCHEDULE 5

to

PACIFIC SHORES INVESTORS, LLC

LEASE

to

PDL BIOPHARMA, INC.,

a Delaware corporation

as

LESSEE

for

PREMISES

at

Pacific Shores Center

Building 9

Redwood City, California 94063

PDL BioPharma, Inc. List of Plans, Licenses and Permits

Plans	Inspecting Authority	Frequency
Injury Illness Prevention Plan	Cal OSHA	Anytime
Biosafety Plan	“	“
Radiation Safety Plan	“	“
Chemical Hygiene Plan	“	“
Hazard Communication Plan	“	“
Emergency Action Plan
Hazardous Materials Business Plan	Fremont Fire	Annual
AAALAC Accreditation program	AAALAC	Complaint

Licenses

CA – Business License
DHS - Radiation Use License	DHS	Anytime

Permits

Fremont City - Hazardous Materials Permits A/B/D	Fremont Fire	Annual
Alameda County - Medical waste Permits A/B/D	Ala. County	Annual
BAAQMD – Emergency Generator Permits A/B/D	AQMD	Complaint
DEA – Controlled Substances	DEA	Violation

SCHEDULE 6

to

PACIFIC SHORES INVESTORS, LLC

LEASE

to

PDL BIOPHARMA, INC.,

a Delaware corporation

as

LESSEE

for

PREMISES

at

Pacific Shores Center

Building 9

Redwood City, California 94063

FINANCIAL TESTS

In general, financial terms have their GAAP defined meaning. Revenue, EBITDA (Earnings before Interest, Taxes, Depreciation, and Amortization), and Cash and Cash equivalents are to be derived from the financial statements in the Lessee’s most recent 10Q or 10K filings, as appropriate.

Level 1 performance numbers are sufficient to trigger rights of first refusal on buildings 7 and 8, and the right of first offer on building 6 until an additional 285,000 square feet has been leased beyond the space in buildings 9 and 10.

Level 2 performance numbers are sufficient to trigger rights of first refusal on buildings 7 and 8, and the right of first offer on building 6, if more than 285,000 square feet has already been leased beyond the space in buildings 9 and 10, but less than all of the square footage in buildings 6, 7, and 8.

Level 3 performance numbers are required to trigger Lessor’s obligations pursuant to Section 17.27 of the Lease.

Cash and cash equivalents may include marketable securities which can be converted to cash in less than 3 months.

All rights are subject to lender approval independent of the Lessee’s performance level.

	Level 1	Level 2	Level 3
Revenue	At least $100 million in each of the last four quarters	At least $150 million in each of the last four quarters	At least $150 million in each of the last four quarters

EBITDA ratio to Revenue	Ratio of EBITDA to Revenue greater than 0% in each of the last 3 quarters	Ratio of EBITDA to Revenue of at least 3% in each of the last 3 quarters	Ratio of EBITDA to Revenue of at least 5% in each of the last 3 quarters

Cash and Cash Equivalents	At least $250 million for each of the last four quarters.	At least $300 million for each of the last 4 quarters.	At least $500 million for each of last 4 quarters.